AGREEMENT FOR SALE OF MEMBERSHIP INTERESTS
BY AND BETWEEN

KBS ACQUISITION SUB-OWNER 2, LLC

(“Seller”)
AND
BBD1 HOLDINGS LLC

(“Company”)

[BBD1 Portfolio Sale]

AGREEMENT FOR SALE OF MEMBERSHIP INTERESTS
THIS AGREEMENT FOR SALE OF MEMBERSHIP INTERESTS (this “Agreement”) is made as of August 17, 2012 (the “Effective Date”), by and between KBS Acquisition Sub-Owner 2, LLC, a Delaware limited liability company (the “Seller”) and BBD1 HOLDINGS LLC, a Delaware limited liability company (the “Company”).
W I T N E S S E T H:
A.    Seller presently is the sole member of (i) First States Investors 5000A, LLC, a Delaware limited liability company (the “Portfolio Property Owner”), (ii) GKK Independence Square Lot, LLC, a Delaware limited liability company (the “Parking Lot Property Owner”; together with the Portfolio Property Owner, the “Real Property Owners”), and (iii) AFR Defeasance Pool 1, LLC, a Delaware limited liability company (the “Defeasance Securities Owner”; together with the Real Property Owners, the “Owners”).
B.    Portfolio Property Owner is the owner of the real properties described in Exhibit A-1 attached hereto, together with the buildings located thereon, and all associated parking areas, and all other improvements located thereon (the buildings and such other improvements are referred to herein collectively as the “Portfolio Real Property Improvements”, and such real properties together with the Portfolio Real Property Improvements, collectively, the “Portfolio Real Property”).
C.    Portfolio Property Owner has granted a lien in favor of Mortgage Lender (as hereinafter defined) on the Portfolio Real Property to secure a loan (the “Mortgage Loan”) in the original principal amount of $440,000,000 from U.S. Bank National Association, as Trustee, as successor-in-interest to Bank of America, N.A., as successor-by-merger to LaSalle Bank, N.A., Trustee for the Registered Holders of GMAC Commercial Mortgage Securities, Inc., Mortgage Pass-Through Certificates, Series 2003-C, as successor-in-interest to German American Capital Corporation (the “Mortgage Lender”), to Portfolio Real Property Owner, as evidenced by, among other things, (i) that certain Amended and Restated Loan and Security Agreement dated as of October 1, 2003 (the “Mortgage Loan Agreement”) and (ii) that certain Consolidated, Amended and Restated Note, dated as of October 1, 2003 (the “Mortgage Note”), and which Mortgage Loan is further secured by, and/or supported by, (x) those certain Combined Fee and Leasehold Multistate Mortgages, Deeds to Secure Debt, and/or Deeds of Trust, Security Agreement, Financing Statement, Fixture Filing and Assignment of Leases, Rents and Security Deposits, dated as of October 1, 2003 (as amended from time to time, collectively the “Mortgages”), (y) that certain Guaranty of Recourse Obligations, dated as of June 30, 2003 (the “Mortgage Guaranty”), executed by American Financial Realty Trust, a Maryland real estate investment trust (“AFRT”) and First States Group, L.P., a Delaware limited liability company (“FSG”; together with AFRT, the “Mortgage Guarantors”), for the benefit of the Mortgage Lender, and (z) that certain Environmental Indemnity dated as of June 30, 2003 (the “Mortgage Environmental Indemnity”), by FSG, for the benefit of the Mortgage Lender. The “Mortgage Loan Documents” shall mean, collectively, the Mortgage Loan Agreement, the Mortgage Note, the Mortgages, the Mortgage Guaranty, the Mortgage Environmental Indemnity, and all other documents executed and/or delivered in connection with the Mortgage Loan.
D.    Parking Lot Property Owner is the owner of the real property (the “Parking Lot Real Property”; together with the Portfolio Real Property, the “Real Property”) described in Exhibit A-2 attached hereto, together with the buildings located thereon, if any, and all associated parking areas, and all other improvements located thereon (the buildings and such other improvements are referred to herein collectively as the (the “Parking Lot Real Property Improvements”; together with the Portfolio Real Property Improvements, the “Improvements”).
E.    All references hereinafter made to the Real Property shall be deemed to include all rights, privileges, easements and appurtenances benefiting the Real Property and/or the Improvements situated thereon, including, without limitation, all mineral and water rights and all easements, rights-of-way and

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other appurtenances used or connected with the beneficial use or enjoyment of the Real Property. In addition, the Real Property Owners (a) own their respective personal property, equipment, supplies and fixtures (collectively, the “Personal Property”) that are otherwise located on their respective Real Property at the Closing, (b) are the lessors under all leases affecting their respective Real Property as of the Effective Date and all other leases entered into after the Effective Date subject to the terms hereof, and any related guaranties, and any and all amendments and modifications thereto existing as of the Effective Date and entered into after the Effective Date subject to the terms hereof (the “Leases”), and (c) are a party to all contracts relating to the ownership, operation, and maintenance of the Real Property existing as of the Effective Date and entered into after the Effective Date subject to the terms hereof, and any and all amendments and modifications thereto existing as of the Effective Date and thereafter subject to the terms hereof (the “Contracts”). The Real Property, the Improvements, the Personal Property, the Leases, the Contracts, the plans and specifications and as-built drawings for the Real Property and the Improvements (the “Records and Plans”), and any and all licenses, approvals, certificates, permits, warranties, guaranties, indemnities that relate to the foregoing are sometimes hereinafter collectively referred to as the “Property.”
F    Defeasance Securities Owner is the owner of those certain securities acquired and pledged in connection with the prior, partial defeasance of the Mortgage Loan in connection with partial releases of certain real property from the lien of deeds of trust or mortgages securing the Mortgage Loan (the “Defeasance Security”) pursuant to the terms and conditions of the Mortgage Loan Agreement.
G.    Certain affiliates of Seller are party to that certain Loan Agreement, dated as of the date hereof, by and among KBS REIT Properties, LLC, KBS Acquisition Sub-Owner 5, LLC, KBS Acquisition Sub-Owner 6, LLC, KBS Acquisition Sub-Owner 7, LLC and KBS Acquisition Sub-Owner 8, LLC, as borrowers (collectively, "KBS Borrower"), and Gramercy Investment Trust, a Maryland real estate investment trust and wholly-owned subsidiary of GKK and Garrison Commercial Funding XI LLC, a Delaware limited liability company, as lenders (collectively, the “Mezz Lender”), and Gramercy Loan Services LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company, as agent for the Mezz Lender, pursuant to which Mezz Lender made a loan to KBS Borrower in the original principal amount of Thirty-Eight Million Nine Hundred Eighty Thousand Two Hundred Forty-Five Dollars and 08/100 ($38,980,245.08) (the "Mezz Loan").
H.    Seller desires to sell the membership interests in the Owners (the “Interests”) to the Company in accordance with, and subject to, the terms and conditions of this Agreement.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	BASIC TERMS; DEFINITIONS; REFERENCES
1.1    Basic Terms.
(a)    Effective Date. The effective date of this Agreement shall be the date set forth above (“Effective Date”).
(b)    Closing Date. The Closing (as hereinafter defined) shall occur on the date determined as set forth below, unless this Agreement shall have been terminated pursuant to the terms hereof:
(i)    The closing hereunder (the “Closing”) shall occur on November 14, 2012 (the "Initial Scheduled Closing Date") or earlier upon mutual agreement by Seller and Company.

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(ii)    Notwithstanding the foregoing, Company shall have the option, in its sole discretion, to extend the Closing for an additional period of up to thirty (30) days (such date of the Closing, the “Extended Scheduled Closing Date”) by (i) delivery of written notice of the extension to Seller not less than three (3) Business Days' prior to the Initial Scheduled Closing Date and (ii) depositing cash or current funds with Escrow Holder in the amount of One Million Six Hundred Thousand Dollars ($1,600,000.00) (the "Extension Deposit") prior to the Initial Scheduled Closing Date. The Extension Deposit, once deposited by Company with Escrow Holder, shall be deemed to be part of the Deposit (as hereinafter defined).
(iii)    In addition to the foregoing, Company shall have the option, in its sole discretion, to extend the Closing for an additional period of up to thirty (30) days by (i) delivery of written notice of the extension to Seller not less than three (3) Business Days' prior to the Extended Scheduled Closing Date and (ii) depositing cash or current funds with Escrow Holder in the amount of Two Million Dollars ($2,000,000.00) (the "Second Extension Deposit") prior to the Extended Scheduled Closing Date. The Second Extension Deposit, once deposited by Company with Escrow Holder, shall be deemed to be part of the Deposit.
(iv)    In addition to the foregoing, Company shall have the right, in its sole discretion, to extend the Closing in increments and by delivery of written notice on one or more occasions for an additional period not to exceed, in total, ten (10) Business Days after the latest date for Closing otherwise agreed by the parties hereunder (the last day of such period, the "Final Extended Closing Date"; and the date of the Closing, whether on the Initial Scheduled Closing Date or on such other date as contemplated by this Section 1.1(b) shall hereinafter be referred to as the "Closing Date").
(v)    Each of Seller and Company agrees that time is of the essence with respect to each party's obligations under this Section 1.1(b).
(c)    Financing Contingency Period. The “Financing Contingency Period” shall end on October 30, 2012 at 5:00 p.m. (California time). Each of Seller and Company agrees that time is of the essence with respect to the expiration of the Financing Contingency Period.
(d)    Escrow Holder. The escrow holder shall be the Title Company, in its capacity as escrow agent (“Escrow Holder”), pursuant to the terms of this Agreement (including, without limitation, Section 9.1) and that certain Escrow Agreement, dated as of the date hereof (the “Escrow Agreement”), by and among the Seller, Company and the Escrow Holder.
(e)    Title Company. The title company shall be First American Title Insurance Company (“Title Company”), whose address is 633 Third Avenue, New York, New York, Title Coordinator: Phil Salomon; Telephone: (212) 551-9437; Telecopier: (212) 331-1559.
1.2    Definitions. Unless otherwise provided herein, all initial capitalized terms used herein shall have the meanings ascribed to such terms on Schedule 3 attached to this Agreement and incorporated herein by reference.
1.3    References. All references to Exhibits and Schedules refer to Exhibits and Schedules attached to this Agreement and all such Exhibits and Schedules are incorporated herein by reference. The words “herein,” “hereof,” “hereinafter” and words of similar import refer to this Agreement as a whole and not to any particular Section hereof.

2.	PURCHASE AND SALE.
Subject to the terms and conditions of this Agreement, Seller agrees to sell, assign and transfer to Company and Company agrees to accept, acquire and purchase from Seller, for the Purchase Price

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(as defined in Section 3.1 below) set forth in Section 3 hereof, all of its right, title and interest in and to the Interests.

3.	PURCHASE PRICE.
3.1    Purchase Price. The Purchase Price for the Interests is Four Hundred and Eighty-Five Million Dollars ($485,000,000) (the "Purchase Price").
3.2    Payment of Purchase Price. The Purchase Price is payable as follows:
(a)    Within two (2) Business Days after the Effective Date, Company shall deposit in escrow with Escrow Holder, in cash or current funds, the sum of Four Hundred Thousand Dollars ($400,000) (the “Deposit”). Immediately upon Escrow Holder's receipt of the Deposit, Escrow Holder shall invest the same in a federally insured interest-bearing account acceptable to Seller and Company, with all interest accruing thereon to be deemed part of the Deposit. If this Agreement is not terminated at or prior to the expiration of the Financing Contingency Period in accordance with the terms of Section 4.3.2 hereof, the Deposit shall become nonrefundable, subject to the terms and conditions of this Agreement including Sections 3.3, 9.3, 13.1 and 13.2 hereof.
(b)    At Closing, Company shall deposit with Escrow Holder an amount (the “Purchase Price Cash Payment”) equal to the Adjusted Purchase Price (as hereinafter defined), less the following:
(i)    the amount of the Deposit and all interest earned thereon,
(ii)    an amount equal to $15,000,000, which is the agreed upon value of the Shares that Seller will receive at Closing, and
(iii)    the outstanding principal amount of the Mezz Loan plus all accrued and unpaid interest as of the Closing Date and any other amounts due and owing by KBS Borrower to Mezz Lender as of the Closing Date, provided that, at Closing, Company shall cause Mezz Lender to assign to Seller all of its interests in the Mezz Loan, including all rights to any collateral securing the Mezz Loan.

For the purposes of this Section 3.2, "Adjusted Purchase Price" shall mean the Purchase Price, (x) plus or minus applicable prorations pursuant to Section 10 hereof, and (y) if Company elects the Mortgage Loan Continuance (as such term is defined in Section 4.3.2(b) herein) less (1) an amount equal to the principal balance outstanding with respect to the undefeased portion of the Mortgage Loan and all accrued and unpaid interest outstanding with respect to the undefeased portion of the Mortgage Loan as of the Closing Date, and (2) Twelve Million Five Hundred Thousand Dollars ($12,500,000.00).
3.3    Disposition of Deposit Upon Failure to Close. If the Closing does not occur due to Company’s default under this Agreement (but only if all of the conditions to Company’s obligation to close have been satisfied or waived and Seller is not in default under this Agreement), then the disposition of the Deposit and all interest accrued thereon shall be governed by Section 13.1 hereof. If the Closing does not occur (i) due to Seller’s default under this Agreement (but only if all of the conditions to Seller’s obligation to close have been satisfied or waived and Company is not in default under this Agreement), or (ii) because this Agreement terminated pursuant to Section 4.2.2 or Section 4.3.2, then the Deposit and all interest accrued thereon shall promptly be refunded to Company. If the Closing does not occur due to the failure of any of the conditions set forth in Sections 7.1 or 7.2 hereof other than as a result of Company’s or Seller’s default under this Agreement, then the disposition of the Deposit and all interest accrued thereon shall be governed by Section 9.3 hereof.

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3.4    Independent Contract Consideration. At the same time as the initial Deposit is deposited with Escrow Holder, Company shall deliver to Seller in cash the sum of One Hundred and No/100 Dollars ($100.00) (the “Independent Contract Consideration”) which amount has been bargained for and agreed to as consideration for Company’s exclusive right to cause the Interests to be sold to Company, and for Seller’s execution and delivery of this Agreement. The Independent Contract Consideration is in addition to and independent of all other consideration provided in this Agreement, and is nonrefundable in all events.

4.	ENTITY DOCUMENTS; TITLE POLICY AND ENDORSEMENTS.
4.1    Entity Documents. Seller has delivered to Company the following (collectively, the ”Entity Documents”):
(a)    the operating agreement, including all amendments and modifications thereof (as amended, the “Portfolio Property Owner Operating Agreement”), and certificate of formation for the Portfolio Property Owner;
(b)    the operating agreement, including all amendments and modifications thereof (as amended, the “Parking Lot Property Owner Operating Agreement”), and certificate of formation for the Parking Lot Property Owner; and
(c)    the operating agreement, including all amendments and modifications thereof (as amended, the “Defeasance Securities Owner Operating Agreement”, together with the Portfolio Property Owner Operating Agreement and the Parking Lot Property Owner Operating Agreement, the “Operating Agreements”) and certificate of formation for the Defeasance Securities Owner.
4.2    Title Insurance; Removal of Liens; Surveys.
4.2.1    Company may, at its option prior to Closing, obtain title commitments for each Real Property (collectively, the “New Title Commitments”), issued by the Title Company, which New Title Commitments will contain commitments of the Title Company to issue in favor of the Portfolio Property Owner or any entity that shall acquire the fee interest in such Real Property in accordance with Section 4.3.2(c) hereof, as applicable (each such Person, the "Title Holder"), an ALTA form of owner’s title insurance policy (or other form customarily used in the state in which such Real Property is located) (each, a "New Title Policy") insuring fee title of such owner in such Real Property in accordance with the terms of this Section 4.2. If Company elects to obtain the New Title Commitments and the New Title Policies (which election shall be made in writing at or prior to the expiration of the Financing Contingency Period), as a condition precedent to the Closing, the New Title Policies shall insure, at Closing, each Title Holder as owner of fee title to the applicable Real Property, subject to no Liens other than Permitted Exceptions. For purposes of this Agreement, “Permitted Exceptions” shall mean (a) any lien to secure payment of real estate taxes, including special assessments, not yet delinquent, (b) the rights of the tenants under the Leases affecting the Real Property as of the Closing Date, (c) any exception of record at the time of the acquisition by Seller of the membership interests in Owners as of December 1, 2011 (to the extent the same continues to encumber title at Closing), (d) any exception caused by Company (including any security documents in connection with any New Mortgage Debt), (e) all applicable laws, ordinances, rules and governmental regulations (including, without limitation, those relating to building, zoning and land use) affecting the development, use, occupancy or enjoyment of the Real Property, (f) if, and only if, Company elects the Mortgage Loan Continuance in accordance with the terms and conditions of Section 4.3.2 hereof, the Mortgages and any documents delivered in connection with the Mortgage Loan Continuance to the extent recorded in the recorder's office for the county in which the Real Property is located, and (g) any other matter that is not a Material Title Matter. Company hereby agrees that Seller may cure any matter that is not a Permitted Exception by causing the Title Company to remove such exception in the applicable New Title Policy or to affirmatively insure over such matter, provided that such affirmative insurance shall be satisfactory to Company and, if applicable, any New Mortgage Lender.

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Notwithstanding the foregoing, Seller shall (i) at or prior to Closing, cause the removal of any monetary lien and/or other exception that may be removed by the payment of a readily ascertainable amount and (ii) promptly upon receipt of notice from Company of any Material Title Matter disclosed in any title report or survey of any Real Property (which notice must be delivered by Company to Seller prior to the expiration of the Financing Contingency Period, subject to the terms of Section 4.2.2 below), use commercially reasonably efforts to cause the removal of such matter; provided Seller shall have no obligation to expend any amounts, or incur any obligation, in connection with the foregoing (i) or (ii) in excess of One Million Dollars ($1,000,000) in the aggregate (the "Cap Amount"); provided, further, however, regardless of the Cap Amount, Seller shall be required to make any and all payments, expenditures, costs or expenses to remove and cause the satisfaction of, and shall remove and cause the satisfaction of, any security instrument or other lien granted or executed by Seller, any Owner and/or any of their respective affiliates, the "Cap Excluded Amounts"), so long as the same may be accomplished by the payment of a readily ascertainable amount.
4.2.2    Notwithstanding anything to the contrary contained in this Agreement, Company shall have the right, in its sole discretion, to terminate this Agreement at any time by delivery of written notice to Seller prior to Closing if (i) Seller fails to remove, or cause the removal of, any Material Title Matter identified by Company in accordance with Section 4.2.1(ii) above prior to Closing or (ii) Seller fails to remove, or cause the removal of, any Material Title Matter arising or first disclosed to Company after the expiration of the Financing Contingency Period. In the event Company elects not to terminate this Agreement pursuant to the terms of this Section 4.2.2, any Material Title Matter disclosed to Company prior to the Closing and not removed by Seller prior to Closing shall be deemed a Permitted Exception. If Company elects to terminate this Agreement in accordance with this Section 4.2.2, this Agreement shall terminate, the parties shall be released from all further obligations under this Agreement (except pursuant to any provisions which by their terms survive a termination of this Agreement), and the Deposit shall be immediately returned to Company and Company shall immediately destroy or return the Entity Documents to Seller.
4.2.3    In lieu of obtaining New Title Policies, at Company's option (exercisable in writing at or prior to the expiration of the Financing Contingency Period), and as a condition precedent to the Closing, the Title Company shall have issued and delivered to Company with respect to each Real Property, endorsements to existing title policies for each Real Property (each an “Existing Title Policy” and collectively, “Existing Title Policies”) updating the date of each such Existing Title Policy to the date of the Closing, along with the issuance of non-imputation endorsements to the Existing Title Policies. The Existing Title Policies shall insure Real Property Owners as owners of fee title to the Real Property subject to no Liens other than Permitted Exceptions.
4.2.4    Seller shall permit Company to conduct surveys of the Real Property during the Financing Contingency Period at Company's expense.
4.3    Inspections; Finance Contingency Period.
4.3.1    Inspections in General. Commencing from the Effective Date and continuing through and including the Closing, the Company, its agents, and employees shall have a limited license to enter upon each Real Property for the purpose of making non-invasive inspections at Company’s sole risk, cost and expense. Inspections by Company shall not interfere with the rights of tenants. If any inspection or test disturbs any Real Property, Company will restore such Real Property to the same condition as existed before the inspection or test. Company shall defend, indemnify Seller and Real Property Owners, and hold Seller and Real Property Owners, Seller’s and each Real Property Owner’s trustees, officers, agents, contractors and employees harmless from and against any and all losses, costs, damages, claims, or liabilities, including but not limited to, mechanics’ and materialmens’ liens and Seller’s and each Real Property Owner’s reasonable attorneys’ fees, arising out of or in connection with Company’s, or its agents’, contractors’, employees’, or invitees’ entry upon or inspection of any Real

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Property pursuant to the terms of this Section 4.3.1. The provisions of this Section 4.3.1 shall survive the Closing or the earlier termination of this Agreement.

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4.3.2    Financing Contingency Period; Financing Matters.
(a)    At any time prior to the expiration of the Financing Contingency Period, Company shall have the right to terminate this Agreement if Company in good faith determines that, after using its commercially reasonably efforts to obtain acquisition financing, it cannot obtain such financing on terms satisfactory to Company prior to Closing. The failure of Company to deliver to Seller prior to the expiration of the Financing Contingency Period written notice of its election to continue to pursue the transactions contemplated by this Agreement shall be deemed to be Company's election to terminate this Agreement. If Company elects to terminate this Agreement in accordance with this Section 4.3.2 (or is deemed to have elected to terminate this Agreement, in which case Company shall be deemed to have determined in good faith that, after using its commercially reasonably efforts to obtain acquisition financing, it cannot obtain such financing on terms satisfactory to Company prior to Closing), this Agreement shall terminate, the parties shall be released from all further obligations under this Agreement (except pursuant to any provisions which by their terms survive a termination of this Agreement), and the Deposit shall be immediately returned to Company and Company shall immediately destroy or return the Entity Documents to Seller.
(b)    During the Financing Contingency Period, Company may review the Mortgage Loan Documents to determine whether Company will (i) defease the Mortgage Loan in its entirety pursuant to the terms and provisions of the Mortgage Loan Documents (the “Defeasance”), or (ii) obtain the approval of Mortgage Lender for the transfer of the Interests contemplated hereunder (the “Transfer of Interests”) in which case the Mortgage Loan would remain outstanding following the Closing (hereinafter referred to as the “Mortgage Loan Continuance”). If Company elects to proceed with the Mortgage Loan Continuance in accordance with the terms of this Agreement, (x) Company shall use commercially reasonable efforts to cause the Mortgage Lender to release Mortgage Guarantors from their respective obligations under the Mortgage Guaranty and the Mortgage Environmental Indemnity from and after the Closing and (y) Seller shall not object to the Mortgage Loan Continuance so long as either (A) Mortgage Lender has agreed to release Mortgage Guarantors from their respective obligations under the Mortgage Guaranty and the Mortgage Environmental Indemnity from and after the Closing or (B) Back-up Guarantor agrees to indemnify Mortgage Guarantors for their losses under the Mortgage Guaranty and the Mortgage Environmental Indemnity from and after the Closing. Company and Seller shall use commercially reasonable efforts to negotiate and finalize the form of the Back-up Indemnity prior to the expiration of the Financing Contingency Period.
(c)    During the Financing Contingency Period, Company shall seek to obtain mortgage financing for the purpose of financing the acquisition costs of the Interests and/or other costs and expenses incurred in connection with the transactions contemplated hereby (such indebtedness, the "New Mortgage Debt" and the lender thereunder, the "New Mortgage Lender"). Seller shall cooperate with Company (at no cost, expense or liability to Seller) in connection with the New Mortgage Debt including, without limitation, upon and in accordance with the request of Company, forming one or more entities as direct or indirect subsidiaries of Portfolio Property Owner prior to the Closing Date and causing one or more of the Real Properties to be conveyed to such newly formed entities immediately prior to Closing.
4.4    [Intentionally Deleted].
4.5    [Intentionally Deleted].

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4.6    Defeasance; Mortgage Loan Continuance.
4.6.1    Preliminary Defeasance Due Diligence. Company has agreed to negotiate directly with Mortgage Lender in connection with the Defeasance and shall use commercially reasonable efforts to cause the Defeasance to occur at Closing. Company shall obtain from the Mortgage Lender, and deliver to Seller, in writing, the Mortgage Lender’s requirements to effectuate the Defeasance in its entirety and shall request from Mortgage Lender drafts of the documents required to be executed and delivered by the parties in connection with the Defeasance. Subject to the terms of Section 4.6.2 below, Seller shall cooperate with Company in connection with causing the Defeasance to occur at Closing including, without limitation, executing and delivering (or causing the Owners to execute and deliver) in a timely manner any documentation that may be reasonably required.
4.6.2    Defeasance. Seller shall incur no cost, expense or liability in connection with the Defeasance except as expressly provided in this Section 4.6.2. Notwithstanding anything stated to the contrary herein, provided the Closing occurs, Seller shall pay (i) the Excess Defeasance Securities Amount, not to exceed Fifteen Million Dollars ($15,000,000), and (ii) fifty percent (50%) of all other costs, expenses, fees and/or other amounts incurred or otherwise required to be paid in connection with the Defeasance including, without limitation, fees and costs of accountants, defeasance consultants and legal counsel. Company shall use good faith efforts to disclose in writing to Seller all such costs, expenses, fees and amounts prior to the time the same are incurred or promptly after learning of the same. The Company shall be responsible for the payment of (x) the Excess Defeasance Securities Amount to the extent such amount exceeds Fifteen Million Dollars ($15,000,000), (y) fifty percent (50%) of all other costs, expenses, fees and/or other amounts incurred or otherwise required to be paid in connection with the Defeasance including, without limitation, fees and costs of accountants, defeasance consultants and legal counsel and (z) if the Closing does not occur and this Agreement is terminated, all costs, expenses, fees and other amounts incurred or otherwise required to be paid in connection with the Defeasance. Each of Seller and Company shall promptly provide to the other all information that may reasonably be required in order to effectuate the Defeasance. For the purposes of this Section 4.6.2, "Excess Defeasance Securities Amount" shall mean the amount by which the cost of the securities needed to be acquired in order to effectuate the Defeasance exceeds the then outstanding principal balance of the Mortgage Loan.
4.6.3    Mortgage Loan Continuance. Notwithstanding the provisions of Sections 4.6.1 and 4.6.2 herein (but subject to the provisions of Section 4.3.2 herein), if Company elects to proceed with the Mortgage Loan Continuance, (i) Company has agreed to negotiate directly with Mortgage Lender in connection with the Mortgage Loan Continuance and shall use commercially reasonable efforts to cause the Mortgage Loan Continuance to occur at Closing. Seller shall cooperate (at no cost, expense or liability to Seller) with Company in connection with causing the Mortgage Loan Continuance to occur at Closing including, without limitation, executing and delivering (or causing the Owners to execute and deliver) in a timely manner any documentation that may be reasonably required. Company shall obtain from the Mortgage Lender, and deliver to Company, in writing, the Mortgage Lender’s requirements to effectuate the Mortgage Loan Continuance and shall request from Mortgage Lender drafts of the documents required to be executed and delivered by the parties in connection with the Mortgage Loan Continuance. Seller shall incur no cost, expense or liability in connection with the Mortgage Loan Continuance except for its own attorneys fees. Each of Seller and Company shall promptly provide to the other all information that may reasonably be required in order to obtain Mortgage Lender’s consent to the Transfer of Interests and Mortgage Loan Continuance. If Company elects to proceed with the Mortgage Loan Continuance, Company shall make all payments required in connection with the Mortgage Lender’s approval of the Transfer of Interests, including, any loan assumption fees, the legal fees and due diligence costs of Mortgage Lender, and the fees payable to any rating agency involved with the approval of the Transfer of Interests under the Mortgage Loan. To the extent Mortgage Lender requests any

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deposits (for legal fees or costs) to be made with Mortgage Lender in connection with its consideration of the Transfer of Interests, Company shall promptly make such deposits at its own costs and expense.
4.6.4    Notice of Defeasance/Mortgage Loan Continuance. During the Financing Contingency Period, Company shall have the right to pursue obtaining Mortgage Lender’s approval to the Transfer of Interests and Mortgage Loan Continuance while it is also pursuing the Defeasance, provided, on or prior to the expiration of the Financing Contingency Period, Company shall deliver written notice to Seller of whether it has elected to proceed with effectuating the Defeasance or the Mortgage Loan Continuance at Closing.

5.	OPERATIONS AND RISK OF LOSS; SELLER COVENANTS
5.1    Ongoing Operations. During the pendency of this Agreement, but subject to the limitations set forth below, Seller shall, and shall cause the Owners to carry on their businesses and activities relating to the Property substantially in the same manner as it did before the date of this Agreement.
5.2    Service Contracts. Seller shall not, and shall cause the Owners not to, enter into service contracts relating to the Property or agree to or make any changes or modifications in, or terminate any service contracts or incur any further obligations or surrender any rights thereunder, without the prior consent of the Company, which shall not be unreasonably withheld or delayed. Any service contract and any amendment or termination of any service contract recommended or approved by Property Manager shall be deemed approved by Company.
5.3    Leasing Arrangements. Seller shall not, and shall cause the Owners not to, enter into any Lease or agree to or make any changes or modifications in, or terminate any Lease or incur any further obligations or surrender any rights thereunder, without the prior consent of the Company, which shall not be unreasonably withheld or delayed. Any Lease and any amendment or termination of any Lease recommended or approved by Property Manager shall be deemed approved by Company.
5.4    No Transfers. Until the Closing or any early termination of this Agreement, Seller shall not voluntarily transfer or voluntarily encumber, and shall not cause or permit any voluntary transfer or voluntary encumbrance of, all or any part of the Interests, the Property or Defeasance Security, and/or any interest therein (provided that any new Leases, Lease amendments or Lease terminations entered into in accordance with Section 5.3 above shall be permitted hereunder) without Company’s consent, which may be granted or withheld in Company’s sole and absolute discretion.
5.5    Damage or Condemnation. Risk of loss resulting from any condemnation or eminent domain proceeding which is commenced or has been threatened against any portion of the Real Property before the Closing, and risk of loss to any portion of the Real Property due to fire, flood or any other cause before the Closing, shall remain with Seller. If, before the Closing, the Real Property or any portion thereof shall be materially damaged, or if the Real Property or any material portion thereof shall be subjected to a bona fide threat of condemnation or shall become the subject of any proceedings, judicial, administrative or otherwise, with respect to the taking by eminent domain or condemnation, then the Company may elect to terminate this Agreement by delivering written notice of such election to Seller within ten (10) Business Days after the Company receives written notice of the damage or taking from Seller. If the Closing Date is within the aforesaid 10-Business Day period, then the Closing shall be extended to the next business day following the end of said 10-Business Day period. If no such election is made by Company hereunder, this Agreement shall remain in full force and effect, and the sale contemplated herein shall be effected with no further adjustment, except that Company shall be entitled to the benefit of any proceeds or award collected (or to be paid) in connection therewith. For purposes of this Section 5.5, the phrase(s) (i) “Material damage” or “Materially damaged” means damage reasonably estimated to exceed five percent (5%) of the Purchase Price, and (ii) “material portion” means any portion of the Real Property which renders such Real Property less than a functional structure to continue to

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operate the business thereon or which loss could reasonably be expected to materially interfere with the use of the Real Property for the purpose for which it is currently used.
5.6    Taxes. Seller shall cause each Owner (and the subsidiary of Defeasance Securities Owner) to use commercially reasonable efforts to (i) file in a timely manner all federal, state, county and municipal tax returns required to be filed by such party with respect to any period after December 1, 2011 and prior to Closing and (ii) pay all taxes required to be paid by such party with respect to any period after December 1, 2011 and prior to Closing as the same become due and, in each case, prior to the date such taxes become subject to any penalty or fine for late payment.
5.7    Exclusivity.
(a)    Subject to the terms and conditions of Section 5.7(b) below and except as set forth in Section 5.4, Seller shall not, and shall cause the Owners not to, solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of all or substantially all of the Interests or all or any portion of the Property (including any acquisition structured as a merger, consolidation or otherwise). Seller shall notify Company promptly if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.
(b)    Company has been advised that, prior to the Effective Date, Seller has sent Fortress Investment Group and its affiliates (“Fortress”) a non-binding term sheet relating to, among other things, the sale of all of the Interests to Fortress. From and after the Effective Date until Closing (or, if applicable, upon termination of this Agreement), Seller shall immediately cease negotiation of the term sheet with Fortress and shall not otherwise pursue the sale of all or substantially all of the Interests or all or any portion of the Property to Fortress or any of the other transactions contemplated by the term sheet. It shall not be a breach of this Section 5.7 if Seller receives a response from Fortress to such term sheet (including, without limitation, comments from Fortress to such term sheet and/or an alternate proposal for a transaction), provided that Seller shall promptly notify Fortress in writing that the Interests and the Property is subject to a sale contract, and Seller shall have no further communications with Fortress with respect to the sale of all or substantially all of the Interests or all or any portion of the Property or transactions contemplated by the term sheet. Seller shall promptly deliver to Company any correspondence to, or received from, Fortress with respect to such term sheet, the transactions contemplated thereby or otherwise relating to sale of all or substantially all of the Interests or all or any portion of the Property.
5.8    Estoppel Certificates. Seller (through Property Manager) shall request, promptly following the Effective Date, (i) the B of A Estoppel Certificate and (ii) an estoppel certificate (each, an "Additional Estoppel Certificate") from each tenant leasing in excess of 10,000 square feet of space in the Real Property located at 231 S. LaSalle, Chicago, Illinois or in the Real Property located at 575 N. Tryon, Charlotte, NC. Each estoppel certificate (other than the B of A Estoppel Certificate, which shall be in the form of Exhibit H hereto) shall be in form required by such tenant's lease or otherwise in form reasonably acceptable to Company. Receipt of the B of A Estoppel Certificate shall be a condition to Closing but receipt of the Additional Estoppel Certificates shall not be a condition to Closing.
5.9    Removal of Liens. At or prior to Closing, Seller shall be required to make any and all payments, expenditures, costs or expenses to remove and cause the satisfaction of, and shall remove and cause the satisfaction of, any security instrument or other lien granted or executed by Seller and encumbering the Interests or any portion thereof, so long as the same may be accomplished by (x) the payment of a readily ascertainable amount and/or (y) Seller taking and diligently pursuing other reasonable actions that will not cause Seller to incur any cost, expense or liability that, taking into consideration the amounts contemplated by this clause (y) and all other amounts (excluding the Cap Excluded Amounts) incurred by Seller to remove or cure any title matter pursuant to the terms of Section 4.2.1, in the aggregate, will not exceed the Cap Amount.

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6.    SELLER’S AND COMPANY’S DELIVERIES
6.1    Seller’s Deliveries. No less than one (1) Business Day prior to the Closing Date Seller shall deliver (or shall cause to deliver) to Escrow Holder, the following:
(a)    Assignment. A duly executed assignment and assumption of the Interests (the “Assignment”) in the form attached hereto as Exhibit C, conveying the Interests to Company.
(b)    Amendments. Duly executed amendments (the “Amendments”) to each Operating Agreement and the Certificate of Formation for each Owner, each in a form reasonably acceptable to the parties and suitable for filing in applicable governmental records, if appropriate, implementing and evidencing the admission of Company as the sole member in each Owner.
(c)    Resignations. Written resignations of all managers, officers and/or directors of the Owners.
(d)    State Law Disclosures. Such disclosures and reports as are required by applicable state and local law in connection with the conveyance of the Interests.
(e)    FIRPTA. A certificate executed by Seller stating that Seller is not a "foreign person" as defined in the Federal Foreign Investment In Real Property Tax Act of 1980.
(f)    Seller’s Reaffirmation. A certificate (“Update Certificate”) of Seller confirming whether the representations and warranties made by Seller in Section 11.1 hereof continue to be true and correct in all material respects, except as permitted by Section 7.1(a) hereof.
(g)    Title Deliveries. For each Real Property, a Title Affidavit substantially in the form of Exhibit D hereto, executed by the Portfolio Property Owner and/or the Title Holder, as applicable.
(h)    Defeasance Documents. If Company has elected to proceed with the Defeasance, Seller shall execute and deliver (or cause the Owners, as applicable, to execute and deliver) all documents that Mortgage Lender may reasonably require from Seller or the Owners for the proper consummation of the Defeasance in accordance with the terms of this Agreement and the Mortgage Loan Documents, provided that the execution and delivery of such documents does not result in any cost, expense or liability to Seller not otherwise contemplated by this Agreement.
(i)    Mortgage Continuance Documents. If Company has elected to proceed with the Mortgage Loan Continuance, Seller shall execute and deliver (or cause the Owners, as applicable, to execute and deliver) all documents that Mortgage Lender may reasonably require for Mortgage Lender to grant its consent to the Transfer of Interests and the Mortgage Loan Continuance, each consistent with the terms of this Agreement, provided that the execution and delivery of such documents does not result in any cost, expense or liability to Seller not otherwise contemplated by this Agreement.
(j)    [Intentionally Deleted]
(k)    Estoppel Certificates. If received by Seller, (i) the B of A Estoppel Certificate and (ii) any Additional Estoppel Certificates.
(l)    Stockholder Agreement/Letter Agreement. A duly executed stockholder agreement (the "Stockholder Agreement”) and letter agreement, each in the form attached hereto as Exhibit G-1 and G-2, respectively.

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(m)    Mezz Loan Assignment. The Mezz Loan Assignment Documents duly executed by Seller.
(n)    Representations and Indemnity Agreement. A representation and indemnity agreement (the "Indemnity Agreement") in the form attached hereto as Exhibit F, executed by REIT 1 and Seller.
(o)    Additional Documents. Any additional documents that Company may reasonably require for the proper consummation of the transactions contemplated by this Agreement.
6.2    Company’s Deliveries. No less than one (1) Business Day prior to the Closing Date (unless otherwise proved below), Company shall deliver (or shall cause to deliver) to Escrow Holder on the Closing Date, the following:
(a)    Purchase Price Cash Payment. The Purchase Price Cash Payment in immediate, same‑day federal funds wired for credit into the Escrow Holder's escrow account immediately prior to Closing.
(b)    Assignment. The Assignment duly executed by Company.
(c)    State Law Disclosures. Such disclosures and reports as are required by applicable state and local law in connection with the conveyance of the Interests.
(d)    [Intentionally Deleted]
(e)    Shares. One or more original stock certificates (the “Stock Certificates”) evidencing the number of Shares issued to Seller hereunder, registered in the name of Seller.
(f)    Title Deliveries. Company shall execute affidavits, gap indemnities, no change affidavits for any surveys (to the extent applicable) and other customary agreements as reasonably requested by the Title Company to cause the Title Company to issue the New Title Policies, and any other title policies issued in connection with any New Mortgage Debt, and any extended coverage requested by Company.
(g)    Defeasance Documents. If Company has elected to proceed with the Defeasance, Company shall execute and deliver all documents that Mortgage Lender may reasonably require from Company for the proper consummation of the Defeasance in accordance with the terms of this Agreement and the Mortgage Loan Documents.
(h)    Mortgage Continuance Documents. If Company has elected to proceed with the Mortgage Loan Continuance, Company shall execute and deliver (and cause the replacement guarantor/indemnitor to execute and deliver) all documents that Mortgage Lender may reasonably require from such parties for Mortgage Lender to grant its consent to the Transfer of Interests and the Mortgage Loan Continuance, each consistent with the terms of this Agreement.
(i)    New Mortgage Debt Documents. If Company has elected to obtain New Mortgage Debt, Company shall execute and deliver (and cause the guarantor/indemnitor to execute and deliver) all documents that the New Mortgage Lender may reasonably require from such parties for New Mortgage Lender to make the New Mortgage Loan at Closing, each consistent with the terms of this Agreement.
(j)    Stockholder Agreement. The Stockholder Agreement duly executed by Seller.

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(k)    Mezz Loan Assignment. The Mezz Loan Assignment Documents duly executed by Mezz Lender.
(l)    Representations and Indemnity Agreement. The Indemnity Agreement executed by GKK.
(m)    Additional Documents. Any additional documents that Seller may reasonably require for the proper consummation of the transactions contemplated by this Agreement.
6.3    Closing Statements/Escrow Fees; Tenant Notices. Concurrently with the Closing, Seller and Company shall deliver to the other executed closing statements mutually agreed by the parties and consistent with this Agreement, and Seller shall cause the Real Property Owners to execute at the Closing, and deliver to each tenant immediately after the Closing, tenant notices substantially the form of Exhibit E attached hereto.
6.4    Post-Closing Deliveries; Post Closing Obligations.
(a)    Delivery of Records/Documentation. Promptly following the written request by Company and to the extent in Seller’s possession (and not located at any Real Property), Seller shall deliver to the offices of Company: all files, records and documents (excluding internal memorandum and analysis of Seller) relating to the Interests and/or the Property including, without limitation, the original Leases; originals (or, if originals are not available, copies) of all contracts, receipts for deposits, and unpaid bills; all keys, if any, used in the operation of the Real Property; and, if in Seller’s possession or control (and not located at any Real Property), any “as-built” plans and specifications of the Improvements.
(b)    Listing of Common Stock. Company shall cause GKK to use its best efforts to maintain the listing of the Common Stock, including the Shares that are Common Stock, on the New York Stock Exchange. Company shall cause GKK to take all action reasonably necessary to continue the listing and trading of its Common Stock on the New York Stock Exchange and will cause GKK to comply in all respects with GKK's reporting, filing and other obligations under the bylaws or rules of the New York Stock Exchange.
(c)    Form D; Blue Sky Filings. Company shall cause GKK to timely file a Form D with respect to the Shares as required under Regulation D and to provide a copy thereof to Seller. Company shall cause GKK to take such action as GKK shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Shares for, sale to Seller at the Closing under applicable securities or "Blue Sky" laws of the states of the United States, and shall provide evidence of such actions promptly upon request of Seller.
(d)    Survival. The provisions of this Section 6.4 shall survive the Closing.

7.	CONDITIONS TO COMPANY’S AND SELLER’S OBLIGATIONS.
7.1    Conditions to Company’s Obligations. The Company’s obligation to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions for Company’s benefit (or Company’s waiver thereof, it being agreed that Company may waive any or all of such conditions in its sole and absolute discretion) on or prior to the Closing Date or on the dates designated below for the satisfaction of such conditions:
(a)    All of Seller’s representations and warranties contained herein shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date, subject to (i) any qualifications hereafter made to any of Seller’s representations as provided for in Section 11.1 hereof

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and (ii) any representation that is no longer true and correct as of the Closing solely by reason of the occurrence, after the Effective Date, of a fact or event which, in and of itself, does not constitute a default under this Agreement or the failure of a condition under this Section 7.1;
(b)    As of the Closing Date, Seller shall have performed its obligations hereunder and all deliveries to be made at Closing by Seller shall have been tendered;
(c)    There shall not be in force any order, decree, judgment or injunction of any Governmental Authority enjoining or prohibiting the consummation of the transactions contemplated by this Agreement;
(d)    No Legal Proceeding shall be pending wherein an unfavorable judgment, order, decree, stipulation or injunction would (i) prevent consummation of the transactions contemplated by this Agreement, or (ii) cause the transactions contemplated by this Agreement to be rescinded following consummation;
(e)    The Title Company shall be unconditionally and irrevocably committed to issue (i) the endorsements to the Existing Title Policies and (ii) the New Title Policies (and the title policies in connection with any New Mortgage Debt), in each case, as required by Company pursuant to the terms of Section 4.2 of this Agreement;
(f)    If Company has elected to proceed with the Defeasance, the Defeasance shall have been effectuated in accordance with the terms of this Agreement and the Mortgage Loan Documents;
(g)    If Company has elected the Mortgage Loan Continuance, the Mortgage Loan Continuance shall have been effectuated in accordance with the terms of this Agreement and the Mortgage Loan Documents;
(h)    Seller shall have caused Bank of America, N.A. to deliver an executed estoppel certificate (the "B of A Estoppel Certificate") in the form attached hereto as Exhibit H, and such estoppel certificate does not disclose or allege any material default or termination right under the Master Lease;
(i)    Seller shall have delivered evidence reasonably acceptable to Company that all indebtedness secured by the Interests has been released at or prior to Closing; and
(j)    Unless Company has elected to proceed with the Mortgage Loan Continuance, a Lender Event has not occurred.
7.2    Conditions to Seller’s Obligations.
The Seller’s obligation to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions for Seller’s benefit (or Seller’s waiver thereof, it being agreed that Seller may waive any or all of such conditions in its sole and absolute discretion) on or prior to the Closing Date or the dates designated below for the satisfaction of such conditions:
(a)    All of Company’s representations and warranties contained herein shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date, subject to (i) any qualifications hereafter made to any of Company's representations as provided for in Section 12.1 hereof' and (ii) any representation that is no longer true and correct as of the Closing solely by reason of the occurrence, after the Effective Date, of a fact or event which, in and of itself, does not constitute a default under this Agreement or the failure of a condition under this Section 7.2;

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(b)    As of the Closing Date, Company has performed its obligations hereunder and all deliveries to be made at Closing by Company shall have been tendered including, without limitation, the deposit of the Purchase Price Cash Payment with Escrow Holder;
(c)    There shall not be in force any order, decree, judgment or injunction of any Governmental Authority enjoining or prohibiting the consummation of the transactions contemplated by this Agreement;
(d)    No Legal Proceeding shall be pending wherein an unfavorable judgment, order, decree, stipulation or injunction would (i) prevent consummation of the transactions contemplated by this Agreement, or (ii) cause the transactions contemplated by this Agreement to be rescinded following consummation;
(e)    The Shares shall have been validly issued and outstanding as of the Closing Date;
(f)    No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the issue of the Shares;
(g)    Trading in the Common Stock shall not have been suspended by the Commission or the New York Stock Exchange (except for any suspensions of trading of not more than one trading day solely to permit dissemination of material information regarding the Company) at any time since the date of execution of this Agreement, and the Common Stock shall have been at all times since such date listed for trading on the New York Stock Exchange;
(h)    If Company has elected to proceed with the Mortgage Loan Continuance either (i) Mortgage Lender shall have agreed to release Mortgage Guarantors from their respective obligations under the Mortgage Guaranty and the Mortgage Environmental Indemnity from and after the Closing or (ii) Back-up Guarantor shall have delivered the Back-up Indemnity in favor of the Mortgage Guarantors;
(i)    all representations and warranties made by Mezz Lender in the Mezz Loan Assignment Documents shall be true and correct, in all material respects, at Closing.

8.	[Intentionally Deleted].

9.	ESCROW.
9.1    Escrow Account. Escrow Holder shall hold and disburse the Deposit, interest accrued on the Deposit and any other amounts deposited by Company with Escrow Holder in accordance with the terms of this Agreement and the Escrow Agreement; the parties agreeing that in connection with the Closing (after satisfaction and/or waiver of all conditions set forth in Sections 7.1 and 7.2) such amounts shall be disbursed to Seller in accordance with the terms of the Escrow Agreement.
9.2    Escrow and Title Charges.
(a)    Upon Closing, escrow, title charges and other closing costs shall be allocated between Seller and Company as follows:
(i)    Seller shall pay: (1) one-half (½) of any escrow fees or similar charges of Escrow Holder under the Escrow Agreement and of the Title Company in connection with the New Title Policies, (2) the cost of the title searches in connection with, and the premium cost for, the New Title Policies (not including extended coverage), and (3) subject to the terms of Section 9.2(a)(ii)(6) below, any

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and all documentary transfer or similar taxes or fees payable with respect to any Real Property in connection with the sale of the Interests to Company to the extent customarily paid by a transferor of real estate in the state in which such Real Property is located.
(ii)    Company shall pay: (1) one-half (½) of any escrow fees or similar charges of Escrow Holder under the Escrow Agreement and to the Title Company in connection with the New Title Policies, (2) the cost of any endorsements (including the non-imputation endorsements) to the Existing Title Policies required pursuant to the terms of this Agreement, (3) the premium cost for the New Title Policies allocable to extended coverage only, the cost of any endorsements requested by Company in connection with the New Title Policies and the cost of any title policies issued in favor of New Mortgage Lender, (4) all recording fees for any loan documents securing or evidencing any New Mortgage Debt, (5) any and all documentary transfer or similar taxes or fees payable with respect to any Real Property in connection with the sale of the Interests to the Company to the extent customarily paid by a transferee of real estate in the state in which such Real Property is located, and (6) any and all documentary transfer or similar taxes or fees payable in connection with any transfer of any Real Property to a newly formed direct or indirect subsidiary of Portfolio Property Owner as requested by Company pursuant to the terms of Section 4.3.2(c) hereof less any savings on any documentary transfer or similar taxes on transfer of the Interests resulting from the deed transfers (the parties agreeing that Seller is solely responsible for such amounts).
(iii)    Except to the extent otherwise specifically provided in this Agreement, all other expenses incurred by Seller and Company with respect to the negotiation, documentation and closing of this transaction, including, without limitation, Company’s and Seller’s attorneys’ fees, shall be borne and paid by the party incurring same.
(b)    If the Closing does not occur by reason of Company’s or Seller’s default under this Agreement, then all escrow and title charges (including cancellation fees) shall be borne by the party in default.
9.3    Procedures Upon Failure of Condition. Except as otherwise expressly provided herein, if any condition set forth in Section 7.1 or Section 7.2 hereof is not timely satisfied or waived for a reason other than the default of Company or Seller, respectively, in the performance of its respective obligations under this Agreement:
(a)    This Agreement and the respective rights and obligations of Seller and Company hereunder shall terminate (other than the provisions of this Agreement that shall survive by their terms or as otherwise set forth in this Agreement) at the written election of the party for whose benefit such condition was imposed;
(b)    Escrow Holder shall promptly return to Company all funds of Company in its possession, including the Deposit and all interest accrued thereon;
(c)    Company shall destroy or return to Seller the Entity Documents;
(d)    Company shall deliver to Seller the Work Product to the extent required pursuant to the terms of Section 15.3 hereof; and
(e)    Any escrow cancellation and title charges shall be borne equally by Seller and Company.

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10.	PRORATIONS; ALLOCATION OF COSTS/EXPENSES.
In each proration set forth below, the portion thereof applicable to periods beginning at 12:01 a.m. (ET) on the Closing Date shall be credited to Company or charged to Company as applicable and the portion thereof applicable to periods ending as of 12:00 a.m. (ET) on the Closing Date shall be credited to Seller or charged to Seller as applicable.
10.1    Collected Rent. All rent (including, without limitation, all base rents, additional rents and retroactive rents, but expressly excluding tenant reimbursements for Operating Costs, as hereinafter defined) and all other income (and any applicable state or local tax on rent) (hereinafter collectively referred to as “Rents”) collected under Leases in effect on the Closing Date shall be prorated as of the Closing Date. Uncollected Rent shall not be prorated and, to the extent payable for the period prior to the Closing, shall remain the property of Seller. The Company shall apply Rents from tenants collected on and after the Closing Date first to current Rents and then to Rents attributable to any period prior to the Closing Date, if any, in inverse order of maturity and shall remit to Seller its share of any such Rents. Any prepaid Rents for the period following the Closing Date shall be paid over by Seller to Company. The Company shall use commercially reasonable efforts in the ordinary course of operation of the Real Property, without suit and without any obligation to exercise any rights and/or remedies under any Lease, to collect any Rents applicable to the period before the Closing Date including, without limitation, sending to tenant a bill for the payment of past due Rents. Seller may pursue collection of any Rents that were past due as of the Closing Date, provided that Seller shall have no right to terminate any Lease or any tenant’s occupancy under any Lease in connection therewith.
10.2    Operating Costs and Additional Rent Reconciliation.
10.2.1    Real Property Owners, as landlord under the Leases, are currently collecting from tenants under the Leases additional rent to cover taxes, insurance (to the extent not paid directly by tenants), common area maintenance and other operating costs and expenses (collectively, "Operating Costs", and the amount of Operating Costs relating solely to taxes, insurance and common area maintenance shall hereinafter be referred to collectively as “Closing Date Prorated Operating Costs”) in connection with the ownership, operation, maintenance and management of the Real Property. To the extent that any additional rent (including, without limitation, estimated payments for Operating Costs) is paid by tenants to the landlord under the Leases based on an estimated payment basis (monthly, quarterly, or otherwise) for which a future reconciliation of actual Operating Costs to estimated payments is required to be performed at the end of a reconciliation period, Seller shall, and Company shall, prorate such amounts as of the Closing as set forth in this Section 10.2. Seller and Company shall complete, prior to the Closing Date, an initial proration with respect to the Closing Date Prorated Operating Costs (with Seller responsible for all charges and obligations, and entitled to all credits, allocable to the period prior to the Closing Date, and Company responsible for all charges and obligations, and entitled to all credits, allocable to the period from and after the Closing Date, and the calculation of the Purchase Price shall be adjusted based upon such initial proration amount. All amounts of Operating Costs (excluding the Closing Date Prorated Operating Costs) shall be prorated by the parties pursuant to the terms of Section 10.11 hereof and the proration calculations with respect to the Closing Date Prorated Operating Costs shall be reconciled in accordance with the terms of Section 10.11 hereof.
10.2.2    If, as of the Closing, a Real Property Owner has received additional rent payments in excess of the amount that tenants will be required to pay, based on the actual Operating Costs as of the Closing, Company shall receive a credit in the amount of such excess. If, as of the Closing, a Real Property Owner has received additional rent payments that are less than the amount that tenants would be required to pay based on the actual Operating Costs as of the Closing, any shortfall with respect to any period prior to the Closing Date shall remain the property of Seller. The Company shall apply additional rent payments from tenants collected on and after the Closing Date first to current Operating Costs and then to delinquent Operating Costs, if any, in inverse order of maturity. The Company shall use commercially reasonable efforts in the ordinary course of operation of the Real

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Property, without suit and without any obligation to exercise any rights and/or remedies under any Lease, to collect any additional rent payments applicable to the period before the Closing Date including, without limitation, sending to tenant a bill for the payment of such amounts. Seller may pursue collection of any additional rent payments that were past due as of the Closing Date, provided that Seller shall have no right to terminate any Lease or any tenant’s occupancy under any Lease in connection therewith.
10.2.3    Operating Costs that are not payable by tenants either directly or reimbursable under the Leases shall be prorated between Seller and Company and shall be reasonably estimated by the parties if final bills are not available, subject to the terms of Section 10.11 hereof.
10.2.4    Notwithstanding anything to the contrary contained in this Agreement, Company shall have no obligation to pay or credit to Seller, and Seller shall not be entitled to any payment or credit, for amounts due and owing from any tenant for obligations paid by Seller and attributable to periods prior to Closing unless and until such amounts have been collected and received from such tenant.
10.3    Owner Bank Accounts. Seller shall receive a credit at the Closing for all cash held in any bank or deposit account of any Owner on the Closing Date and which amounts will be available to such Owner from and after the Closing.
10.4    Leasing/Incentive Costs/Fees. At the Closing, Company shall reimburse Seller for commissions, the cost of tenant improvements, and all other out-of-pocket leasing costs and expenses paid by Real Property Owners with respect to all Lease amendments, expansions or renewals or new leases that were entered into after the Effective Date in accordance with the terms of Section 5.3.
10.5    Tenant Deposits. The Real Property Owners shall continue to hold all tenant security deposits.
10.6    Utilities and Utility Deposits. Utilities for the Real Property (excluding utilities for which payment is made directly by tenants), including water, sewer, electric, and gas shall be prorated pursuant to the terms of Section 10.11 hereof. Seller shall be entitled to a credit for all security deposits held by any of the utility companies providing service to the Real Property so long as such deposit is transferred for Company's benefit at Closing. Subject to the immediately prior sentence, Company shall be responsible for making any security deposits required by utility companies providing service to the Real Property.
10.7    Owner Deposits. Seller shall receive a credit at the Closing for all refundable deposits, if any, that are outstanding with respect to the Real Property that have been provided by the Real Property Owners or any of its affiliates to any governmental agency, public utility, or similar entity to the extent such deposits are transferred for Company's benefit at Closing (collectively, “Owner Deposits”). To the extent that any funds are released as a result of the termination of any Owner Deposits for which Seller did not get a credit, such funds shall be delivered to Seller immediately upon their receipt.
10.8    Taxes.
(a)    Subject to the terms of Section 10.8(b) below, any income, franchise, gross receipts, sales, use, real property and/or other taxes owed by the Real Property Owners shall be prorated between the Seller and Company by means of a closing of the books and records of the Real Property Owners as of the Closing, provided that exemptions, allowances or deductions that are calculated on an annual basis (including, but not limited to, depreciation and amortization deductions) shall be allocated between the period ending on the Closing Date and the period after the Closing Date in proportion to the number of days in each such period; Seller shall be solely responsible for all such taxes arising or accruing with respect to any period prior to the Closing. For the avoidance of doubt, subject to the terms of Section 10.8(b) below, real estate taxes and personal property taxes relating to the Real Estate shall

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be prorated based upon the period to which the same are attributable, regardless of whether or not any such taxes are then due and payable or are a lien. At Closing, Company shall receive credit for any unpaid taxes attributable to periods prior to the Closing Date (whether or not then due and payable or a lien as aforesaid). Seller shall receive credit for any previously paid or prepaid taxes attributable to periods from and after the Closing Date.
(b)    Notwithstanding anything to the contrary contained in this Agreement, including, but not limited to, Section 10.8(a) above, real estate taxes and assessments imposed and/or to be imposed by any governmental authority with respect to any Real Property located in the State of Illinois for the 2012 tax year and subsequent tax years and which are payable in 2013 and subsequent years shall be assumed and paid by Company when the same become due. Company shall not be entitled to a credit with respect to any Real Property located in the State of Illinois for the 2012 tax year (which taxes are payable in 2013), provided (i) Company shall receive a credit at Closing with respect to any amounts attributable to such 2012 real estate taxes that would not be subject to reimbursement from tenants due to vacancies at such Real Properties and (ii) in the event New Lender requires that Company escrow or prepay any taxes with respect to any Real Property located in the State of Illinois for the 2012 tax year, Seller shall be required to credit Company at Closing for fifty percent (50%) of any such amount required to be escrowed or prepaid (the "Seller IL Tax Payment"), and Company shall be required to reimburse Seller for such amounts after the Closing by promptly delivering to Seller fifty percent (50%) of each tax payment made by Bank of America, N.A. pursuant to the terms of the Master Lease until such time as the Seller IL Tax Payment is repaid to Seller.
(c)    Any additional rent collected by Company from any tenant following the Closing, which payments are for real property taxes for any Real Property located in the State of Illinois for the 2011 tax year shall be delivered by Company to Seller upon receipt but only if such tenant is current on all other payments of rent and other amounts then due under its lease.
10.9    Reserves on Deposit with Mortgage Lender. If the Defeasance is effectuated in accordance with the provisions of this Agreement, Seller shall be entitled to the return from Mortgage Lender of all reserves and other amounts on deposit with Mortgage Lender, including for taxes, insurance, reserves for lease termination payments, tenant improvements, brokerage commissions, capital improvements, or for any other reserve or escrow held by Mortgage Lender or on behalf of Mortgage Lender under the Mortgage Loan (collectively, the “Reserves”), directly or indirectly, as of the Closing Date. If the Mortgage Loan Continuance is effectuated in accordance with the provisions of this Agreement, Seller shall receive at Closing, a credit for the amounts on deposit with Mortgage Lender for the Reserves.
10.10    Access to Books and Records. For a period of twelve (12) months after the Closing, Company shall cause Owners to allow Seller and its agents and representatives reasonable access without charge to all files, records and documents delivered to Company at the Closing, upon reasonable advance notice and at all reasonable times, to examine and make copies of any and all such files, records and documents, which right shall survive the Closing.
10.11    Final Adjustment After Closing.
(a)    On or about (or prior to, if mutually agreed by Company and Seller) the first anniversary of the Closing Date, Seller and Company shall (i) prorate the Operating Costs (other than the Closing Date Prorated Operating Costs) as of the Closing Date and (ii) cause a reconciliation to be performed with respect to all amounts previously prorated by the parties as of the Closing Date, and all credits of amounts made as of the Closing Date, in accordance with the terms of this Section 10, such reconciliation to be based on the parties' records and accounts and on final bills and invoices received by the parties and final tenant reconciliations, with final adjustment to be made and paid as soon as reasonably possible thereafter, but in any event not more than one hundred twenty (120) days after the first anniversary of the Closing Date. Seller shall have reasonable access to Owners' books to confirm

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the final prorations. All prorations agreed by the parties pursuant to the terms of this Section 10.11 shall be final and shall not be subject to further adjustment (whether due to an error or for any other reason).
(b)    In addition to the foregoing, Company shall pay to Seller the amounts contemplated by Section 10.2.4, Section 10.8(b) and item III. of Schedule 2 in accordance with the terms of this Agreement.
10.12    Capital Expenditures. Company shall receive a credit at Closing equal to any amounts set forth on Schedule 10.12 to the extent the same have not been paid or have not been expended as of the Closing Date, the parties agreeing that such schedule sets forth budgeted amounts allocable to capital improvements and/or maintenance with respect to the Real Property.
10.13    Additional Prorations. In addition to each proration set forth in this Section 10, Seller shall be entitled to the payment in cash of the amounts set forth in Schedule 2 attached hereto and incorporated herein by reference.

11.	SELLER’S REPRESENTATIONS AND WARRANTIES; AS-IS.
11.1    Seller’s Representations and Warranties. In consideration of Company’s entering into this Agreement, and as an inducement to Company to enter into this Agreement, Seller makes the following representations and warranties to Company:
(a)    Organization. Seller is a limited liability company validly existing under the laws of the State of Delaware, with full power and authority to enter into and comply with the terms of this Agreement and is qualified to do business in the State of Delaware.
(b)    Authority. Seller has the legal right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, and the execution, delivery and performance of this Agreement have been duly authorized and no other action by Seller is requisite to the valid and binding execution, delivery and performance of this Agreement, except as otherwise expressly set forth herein.
(c)    Violation of Other Agreements. To Seller’s Actual Knowledge, neither the entering into of this Agreement nor the consummation of the transactions contemplated hereby is prohibited by any agreement or other instrument to which Seller is a party, or to which it is subject or by which any of its assets or properties may be affected, or of any judgment, order, writ, injunction or decree issued against or imposed upon Seller.
(d)    Seller Membership Interests. Seller is the sole legal and beneficial owner of the Interests, free and clear of all Liens, except for any liens, claims, charges, security interests, encumbrances or other matters which can be, and will be, discharged at or prior to the Closing, and the Interests are not certificated and do not constitute "securities" under Article 8 of the Uniform Commercial Code.
(e)    No Other Assets or Businesses. To Seller’s Actual Knowledge, the Owners have not carried on any business other than the ownership and operation of the Real Property and Defeasance Security, or owned any assets other than the Real Property and Defeasance Security.
(f)    No Bankruptcy. To Seller’s Actual Knowledge, no attachments, execution proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings are pending or threatened against the Seller.

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(g)    Delivery of True Documents. To Seller’s Actual Knowledge, Seller has delivered (or has otherwise made available) to Company true and complete copies of the Entity Documents. To Seller's Actual Knowledge, except for the Entity Documents, there are no other agreements, oral or written, relating to voting, consent or other rights affecting the management or governance of the Owners. To Seller’s Actual Knowledge, no material breach exists under the Operating Agreements and no condition exists which, with the giving of notice or passage of time, would constitute a material breach under the Operating Agreements.
(h)    Organizational Structure. To Seller’s Actual Knowledge, as of the date hereof, the Owners’ organizational structures are as reflected in Schedule 1 attached hereto and, except for AFR Defeasance Pool 1A, LLC, a subsidiary of Defeasance Securities Owner, since December 1, 2011, no Owner has acquired (or formed any subsidiary in which it holds) any legal or beneficial interest in any other Person. To Seller’s Actual Knowledge, (i) the membership interests in the Owners conform in all material respects to the description thereof contained in Schedule 1 attached hereto and (ii) all of the membership interests in the Owners have been duly and validly authorized, fully paid and nonassessable and, except for the Interests, there are no other issued or outstanding membership interests of the Owners.
(i)    Employees. To Seller’s Actual Knowledge, the Owners do not have, and since December 1, 2011 have not had, any employees.
(j)    Debt. At all times that Seller has owned the Interests, Owner’s have not incurred any debt for borrowed money other than the Mortgage Loan and the debt secured by the Defeasance Security.
(k)    Litigation. To Seller’s Actual Knowledge, except for the Disclosed Environmental Matters, there are no actions, suits, claims, arbitrations, governmental investigations or other legal or administrative proceedings (“Legal Proceedings”), or any orders decrees or judgments in progress or pending or, to the Seller's Actual Knowledge, threatened against or involving Seller or against or relating to the transactions contemplated by this Agreement, in any state court, or in any federal court, or, to the Seller's Actual Knowledge, pending in other jurisdictions or threatened in writing, at law or in equity, by or before any federal, state or municipal court or other governmental agency, department, commission, board, bureau, instrumentality or other Governmental Authority which, if decided adversely, would or could reasonably be expected to materially and adversely affect one or more of the Owners or the Real Properties.
(l)    Compliance with Laws. To Seller’s Actual Knowledge, Seller is in compliance with all Applicable Law in all material respects, and Seller has not received any notice from any Governmental Authority or other person, alleging that Seller is violating any Applicable Law.
(m)    Consents. To Seller’s Actual Knowledge, except as set forth on Schedule 11.1 hereto, Seller is not required to submit any notice, oral or written, report or other filing with any federal, state, municipal, foreign or other governmental or regulatory authority (a “Governmental Authority” or “Governmental Authorities”), nor, to Seller’s Actual Knowledge, is Seller required to obtain any consent, approval or authorization from any Governmental Authority or any other Person in connection with Seller's execution or delivery of this Agreement or the consummation of the transactions contemplated hereby.
(n)    Shares.
(i)    Accredited Investor. To Seller’s Actual Knowledge, Seller is an “accredited investor” within the meaning of Rule 501(a) promulgated under the Securities Act. Seller understands the risks of, and considerations relating to, the sale of the Shares. Seller, by reason of its business and financial experience, (i) has such knowledge, sophistication and experience in financial and

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business matters and in making investment decisions of this type that it is capable of evaluating the merits and risks of a purchase of the Shares and making an informed investment decision, (ii) is capable of protecting its own interest or has engaged representatives or advisors to assist in protecting its interests, and (iii) is capable of bearing the economic risk of the purchase of the Shares.
(ii)    [Intentionally Deleted].
(iii)    Shares Acquired for Investment. The Shares to be sold hereunder will be sold for investment for the Seller's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Seller has no present intention of selling, granting any participation in, or otherwise distributing the same.
(iv)    No Public Offering. Seller has not been offered the Shares by any form of advertisement, article, notice, or other communication published in any newspaper, magazine, or similar medium; or broadcast over television or radio; or any seminar or meeting whose attendees have been invited by any such medium.
(v)    No Registration. Seller understands and acknowledges that (i) the offering of the Shares pursuant to this Agreement will not be registered under the Securities Act on the grounds that the offering and sale of the Shares is exempt from registration under the Securities Act pursuant to Rule 506 of Regulation D thereof and exempt from registration pursuant to applicable state securities or blue sky laws and, therefore, the Shares will be characterized as “restricted securities” under the Securities Act and such laws and may not be sold unless the Shares are subsequently registered under the Securities Act and qualified under state law or unless an exemption from such registration and such qualification is available. Seller further understands that any certificates representing the Shares will bear the following legend (the “Legend”):
THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE, INCLUDING A LOCK-UP PERIOD, AS SET FORTH IN CERTAIN DEFINITIVE AGREEMENTS BETWEEN THE COMPANY AND THE ORIGINAL HOLDERS OF THESE SECURITIES, COPIES OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE COMPANY.
GKK shall reissue promptly certificates without such Legend at the request of any holder thereof if the holder shall have obtained an opinion of counsel reasonably acceptable to GKK, to the effect that, or GKK is otherwise satisfied that, the securities proposed to be disposed of may lawfully be so disposed of without registration under the Securities Act.
(o)    Taxes. To Seller's Actual Knowledge, since December 1, 2011, Seller and each Owner has filed all federal, and all material state, county and municipal tax returns required to have been filed by such party, and has paid all taxes which have become due pursuant to such returns or any notice of assessment received by such party.

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For purposes of this Section 11.1, the phrase “To Seller’s Actual Knowledge” shall mean the actual (and not implied, imputed, or constructive) knowledge of David Snyder and/or Brian Ragsdale.
Except as set forth in Section 15.6 hereof, the representations and warranties made by Seller in this Agreement shall survive the Closing for a period of thirteen (13) months and any action for a breach of Seller’s representations or warranties must be made and filed within said thirteen (13) month period. If, after the Effective Date, but before the Closing, Seller becomes aware of any facts or changes in circumstances that would cause any of its representations and warranties in this Agreement to be untrue at Closing (other than a change on facts arising from any occurrence contemplated by Section 7.1(a)(ii) hereof), Seller may notify the Company in writing of such fact. Upon Company becoming aware of any such facts or changes in circumstances, Company, as its sole and exclusive remedy, shall have the right to either (i) terminate this Agreement, in which case the Deposit shall be immediately returned to the Company and neither party shall have any rights or obligations under this Agreement (except as set forth in any provision that such provision shall survive such termination pursuant to the terms of this Agreement); or (ii) accept a qualification to Seller’s representations and warranties as of the Closing and consummate the transactions contemplated by this Agreement without any rights to recovery for breach of the unqualified representation and warranty.
For the purposes of this Section 11.1, the term "Owners" shall be deemed to include AFR Defeasance Pool 1A, LLC, a subsidiary of Defeasance Securities Owner.
11.2    As-Is. If this Agreement is not terminated pursuant to the terms of Section 4.3.2 hereof, except for the Seller's Warranties (as hereinafter defined), the Company will be deemed to have had the opportunity to have:
(a)    examined and inspected the Property and Defeasance Security and Company shall be deemed to know and be satisfied with the physical condition, quality, quantity and state of repair of the Property and Defeasance Security in all respects (including, without limitation, the compliance of the Real Property with the Americans With Disabilities Act of 1990 Pub.L. 101-336, 104 Stat. 327 (1990), and any comparable local or state laws (collectively, the “ADA”);
(b)    reviewed the Entity Documents and all instruments, records and documents which Company deems appropriate or advisable to review in connection with this transaction, including, but not by way of limitation, any and all documentation relating to the Interests, any and all architectural drawings, plans, specifications, surveys, building and occupancy permits, and any licenses, leases, contracts, warranties and guarantees relating to the Real Property or the business conducted thereon, and Company shall be deemed to have determined that the same and the information and data contained therein and evidenced thereby are satisfactory to Company; and
(c)    at its own cost and expense, made its own independent investigation respecting the Property, the Defeasance Security, the Interests and all other aspects of this transaction, and shall have relied thereon and on the advice of its consultants in entering into this Agreement, and Company shall be deemed to have determined that the same are satisfactory to Company.
TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, AND EXCEPT FOR SELLER’S REPRESENTATIONS AND WARRANTIES IN SECTION 11.1 OF THIS AGREEMENT AND IN ANY INSTRUMENTS DELIVERED BY SELLER IN CONNECTION WITH THE CLOSING AND SELLER’S COVENANTS HEREIN AND THEREIN (“SELLER’S WARRANTIES”), THIS SALE IS MADE AND WILL BE MADE WITHOUT REPRESENTATION, COVENANT, OR WARRANTY OF ANY KIND (WHETHER EXPRESS, IMPLIED, OR, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, STATUTORY) BY SELLER. AS A MATERIAL PART OF THE CONSIDERATION FOR THIS AGREEMENT, COMPANY AGREES TO ACCEPT THE INTERESTS AND THE OWNER’S INTEREST IN THE PROPERTY AND DEFEASANCE SECURITY ON AN “AS IS” AND “WHERE IS” BASIS, WITH ALL FAULTS, AND WITHOUT ANY REPRESENTATION OR WARRANTY, ALL OF WHICH SELLER

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HEREBY DISCLAIMS, EXCEPT FOR SELLER’S WARRANTIES. EXCEPT FOR SELLER’S WARRANTIES, NO WARRANTY OR REPRESENTATION IS MADE BY SELLER AS TO FITNESS FOR ANY PARTICULAR PURPOSE, MERCHANTABILITY, DESIGN, QUALITY, CONDITION, OPERATION OR INCOME, COMPLIANCE WITH DRAWINGS OR SPECIFICATIONS, ABSENCE OF DEFECTS, ABSENCE OF HAZARDOUS OR TOXIC SUBSTANCES, ABSENCE OF FAULTS, FLOODING, OR COMPLIANCE WITH LAWS AND REGULATIONS INCLUDING, WITHOUT LIMITATION, THOSE RELATING TO HEALTH, SAFETY, AND THE ENVIRONMENT (INCLUDING, WITHOUT LIMITATION, THE ADA). COMPANY ACKNOWLEDGES THAT COMPANY HAS ENTERED INTO THIS AGREEMENT WITH THE INTENTION OF MAKING AND RELYING UPON ITS OWN INVESTIGATION OF THE INTERESTS, THE OWNERS AND THE ENTITY DOCUMENTS AND THE PHYSICAL, ENVIRONMENTAL, ECONOMIC USE, COMPLIANCE, AND LEGAL CONDITION OF THE PROPERTY AND DEFEASANCE SECURITY AND THAT COMPANY IS NOT NOW RELYING, AND WILL NOT LATER RELY, UPON ANY REPRESENTATIONS AND WARRANTIES MADE BY SELLER OR ANYONE ACTING OR CLAIMING TO ACT, BY, THROUGH OR UNDER OR ON SELLER’S BEHALF CONCERNING THE PROPERTY, THE DEFEASANCE SECURITY, THE INTERESTS, THE OWNERS OR THE ENTITY DOCUMENTS, EXCEPT AS EXPRESSLY PROVIDED IN THE SELLER’S WARRANTIES. ADDITIONALLY, COMPANY AND SELLER HEREBY AGREE THAT (A) EXCEPT FOR SELLER’S WARRANTIES, COMPANY IS TAKING THE INTERESTS AND ITS INDIRECT INTERESTS IN THE PROPERTY AND DEFEASANCE SECURITY “AS IS” WITH ALL LATENT AND PATENT DEFECTS AND THAT EXCEPT FOR SELLER’S WARRANTIES, THERE IS NO WARRANTY BY SELLER THAT THE PROPERTY, THE DEFEASANCE SECURITY OR THE INTERESTS ARE FIT FOR A PARTICULAR PURPOSE, (B) EXCEPT FOR SELLER’S WARRANTIES, COMPANY IS SOLELY RELYING UPON ITS OPPORTUNITY TO HAVE CONDUCTED AN EXAMINATION OF THE PROPERTY, THE DEFEASANCE SECURITY, THE INTERESTS, THE OWNERS AND THE OPERATING AGREEMENTS, AND (C) COMPANY TAKES THE PROPERTY, THE DEFEASANCE SECURITY AND THE INTERESTS UNDER THE EXPRESS UNDERSTANDING THAT THERE ARE NO EXPRESS OR IMPLIED WARRANTIES (EXCEPT FOR SELLER’S WARRANTIES).
WITH RESPECT TO THE FOLLOWING, COMPANY FURTHER ACKNOWLEDGES AND AGREES THAT, EXCEPT FOR SELLER’S WARRANTIES, SELLER SHALL NOT HAVE ANY LIABILITY, OBLIGATION OR RESPONSIBILITY OF ANY KIND AND THAT SELLER HAS NOT MADE ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND:

1.	THE CONTENT OR ACCURACY OF ANY REPORT, STUDY, OPINION OR CONCLUSION OF ANY SOILS, TOXIC, ENVIRONMENTAL OR OTHER ENGINEER OR OTHER PERSON OR ENTITY WHO HAS EXAMINED THE PROPERTY OR ANY ASPECT THEREOF;

2.
THE CONTENT OR ACCURACY OF ANY OF THE ITEMS (INCLUDING, WITHOUT LIMITATION, THE ENTITY DOCUMENTS) DELIVERED TO COMPANY PURSUANT TO COMPANY’S REVIEW OF THE INTERESTS, THE OWNER AND THE ENTITY DOCUMENTS AND THE CONDITION OF THE PROPERTY AND DEFEASANCE SECURITY; OR

3.
THE CONTENT OR ACCURACY OF ANY PROJECTION, FINANCIAL OR MARKETING ANALYSIS OR OTHER INFORMATION GIVEN TO COMPANY BY SELLER OR REVIEWED BY COMPANY WITH RESPECT TO THE INTERESTS, THE OWNER AND THE ENTITY DOCUMENTS OR THE PROPERTY AND DEFEASANCE SECURITY.

COMPANY ALSO ACKNOWLEDGES THAT THE REAL PROPERTY MAY OR MAY NOT CONTAIN ASBESTOS AND, IF THE REAL PROPERTY CONTAINS ASBESTOS, THAT THE OWNER MAY OR MAY NOT BE REQUIRED TO REMEDIATE ANY ASBESTOS CONDITION IN ACCORDANCE WITH APPLICABLE LAW.
COMPANY IS A SOPHISTICATED REAL ESTATE INVESTOR AND IS, OR WILL BE AS OF THE EXPIRATION OF THE FINANCING CONTINGENCY PERIOD, FAMILIAR WITH THE INTERESTS, THE

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OWNER AND THE ENTITY DOCUMENTS, THE DEFEASANCE SECURITY AND THE REAL PROPERTY AND ITS SUITABILITY FOR COMPANY’S INTENDED USE. THE PROVISIONS OF THIS SECTION 11.2 SHALL SURVIVE INDEFINITELY ANY CLOSING OR TERMINATION OF THIS AGREEMENT AND SHALL NOT BE MERGED INTO THE DOCUMENTS EXECUTED AT CLOSING.
ADDITIONALLY, COMPANY COVENANTS THAT, FOLLOWING THE CLOSING, OTHER THAN WITH RESPECT TO CLAIMS TO THE EXTENT ARISING FROM SELLER’S BREACH OF SELLER’S WARRANTIES TO THE EXTENT THE SAME SURVIVE THE CLOSING OR ANY OTHER INDEMNITIES OR OTHER PROVISIONS OF THIS AGREEMENT THAT SHALL SPECIFICALLY SURVIVE THE CLOSING, COMPANY SHALL NOT, AND SHALL NOT PERMIT ITS AFFILIATES, TO COMMENCE ANY CLAIM, LITIGATION OR OTHER ACTION AGAINST SELLER, OR ITS AFFILIATES, FOR ANY CLAIMS ASSOCIATED WITH THE INTERESTS, THE OWNERS OR THE PROPERTY AND DEFEASANCE SECURITY, INCLUDING, WITHOUT LIMITATION, ANY CLAIMS RELATING TO THE VALUATION, MARKETABILITY, UTILITY, OR PHYSICAL OR ENVIRONMENTAL CONDITION THEREOF.

/s/ Authorized Signatory
COMPANY'S INITIALS

12.	COMPANY’S COVENANTS, REPRESENTATIONS AND WARRANTIES; RELEASE.
In consideration of Seller entering into this Agreement and as an inducement to Seller to sell, assign and transfer the Interests to Company makes the following covenants, representations and warranties:
12.1    Company’s Representations and Warranties.
(a)    Organization. Company is a limited liability company validly existing under the laws of the State of Delaware with full power and authority to enter into and comply with the terms of this Agreement.
(b)    Authority. Company has the legal right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, and the execution, delivery and performance of this Agreement have been duly authorized and no other action by Company is requisite to the valid and binding execution, delivery and performance of this Agreement, except as otherwise expressly set forth herein.
(c)    Violation of Other Agreements. To Company's Actual Knowledge, neither the entering into of this Agreement nor the consummation of the transactions contemplated hereby is prohibited by any agreement or other instrument to which Company is a party, or to which it is subject or by which any of its assets or properties may be affected, or of any judgment, order, writ, injunction or decree issued against or imposed upon Company.
(d)    Executive Order 13224. To Company’s Actual Knowledge, neither Company nor any of its respective affiliates or constituents, nor any of their respective brokers or other agents acting in any capacity in connection with the transactions contemplated by this Agreement is or will be (a) conducting any business or engaging in any transaction or dealing with any person appearing on the U.S. Treasury Department’s Office of Foreign Assets Control list of restrictions and prohibited persons (“Prohibited Person”) (which lists can be accessed at the following web address: http://www.ustreas.gov/offices/enforcement/ofac/), including the making or receiving of any contribution of funds, goods or services to or for the benefit of any Prohibited Person; (b) dealing in, or otherwise engaging in any transaction relating to, any property or interests in property blocked pursuant to

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Executive Order No. 13224 dated September 24, 2001, relating to “Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism”; or (c) engaging in or conspiring to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempting to violate, any of the prohibitions set forth in any U.S. anti-money laundering law.
(e)    Accredited Investor. To Company’s Actual Knowledge, Company (and any Permitted Assignee, as applicable) is an “accredited investor” within the meaning of Rule 501(a) promulgated under the Securities Act. Company understands the risks of, and considerations relating to, the sale of the Interests. Company, by reason of its business and financial experience, (i) has such knowledge, sophistication and experience in financial and business matters and in making investment decisions of this type that it is capable of evaluating the merits and risks of a purchase of the Interests and making an informed investment decision, (ii) is capable of protecting its own interest or has engaged representatives or advisors to assist in protecting its interests, and (iii) is capable of bearing the economic risk of the purchase of the Interests.
(f)    No Public Market. Company understands that no public market now exists for any of the Interests and that Seller has made no assurances that a public market will ever exist for the Interests.
(g)    Interests Acquired for Investment. The Interests to be sold hereunder will be sold for investment for the Company's (or the Permitted Assignee, as applicable) own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Company has no present intention of selling, granting any participation in, or otherwise distributing the same.
(h)    Shares; GKK Related Representations and Warranties.
(i)    Organization and Qualification. GKK is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. To GKK's Actual Knowledge, GKK is not in violation or default of any of the provisions of its certificate or articles of incorporation, bylaws or other organizational or charter documents. GKK is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not reasonably be expected to result in a material adverse effect on the business, operations or financial condition of GKK (taken as a whole, a "Material Adverse Effect").
(ii)    Authorization; Enforcement. GKK has the requisite corporate power and authority to issue the Shares. The issuance of the Shares have been, or at Closing will be, duly authorized by all necessary action on the part of GKK and no further action is, or at Closing will be, required by GKK, its board of directors or its stockholders in connection therewith.
(iii)    No Conflicts. The issuance and transfer of the Shares does not and will not (A) conflict with or violate, in any material respect, any provision of GKK’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (B) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien upon any of the properties or assets of GKK, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a GKK debt or otherwise) or other understanding to which GKK is a party or by which any property or asset of GKK is bound or affected, or (C) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which GKK is subject (including federal and state securities laws and regulations), or by which any property or

27

asset of GKK is bound or affected; except in the case of each of clauses (B) and (C), such as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
(iv)    Filings, Consents and Approvals. GKK is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the issuance of the Shares, other than the filing of Form D with the Commission and such filings as are required to be made under applicable federal and state securities laws (collectively, the "Required Approvals").
(v)    Issuance of the Shares. The Shares are duly authorized and, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable, free and clear of all liens imposed by GKK other than restrictions on transfer provided for by applicable securities laws or the provisions of GKK's charter documents.
(vi)    SEC Reports. To GKK's Actual Knowledge, GKK has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the period commencing on January 1, 2012 through the date hereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the "SEC Reports") on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. To GKK's Actual Knowledge, as of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(vii)    Private Placement. To GKK's Actual Knowledge, the transfer of the Shares by GKK to Seller as contemplated hereby constitutes transactions exempt from the registration requirements of Section 5 of the Securities Act. The issuance and sale of the Shares hereunder does not contravene the rules and regulations of the New York Stock Exchange.
(viii)    Listing and Maintenance Requirements. GKK's Common Stock (excluding the Shares) is registered pursuant to Section 12(b) of the Exchange Act, and GKK has taken no action designed to, or which to Company’s knowledge is likely to have the effect of, terminating the registration of such Common Stock under the Exchange Act nor has GKK received any notification that the Commission is contemplating terminating such registration. Except as set forth on Schedule 12.1 hereto, GKK has not, in the 12 months preceding the date hereof, received notice from the New York Stock Exchange or has been listed or quoted to the effect that GKK is not in compliance with the listing or maintenance requirements of the New York Stock Exchange. GKK is, and Company has no reason to believe that GKK will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.
(i)    Consents. To Company's Actual Knowledge, Company is not required to submit any notice, oral or written, report or other filing with any Governmental Authority nor, to Company's Actual Knowledge, is Company required to obtain any consent, approval or authorization from any Governmental Authority or any other Person in connection with Company's execution or delivery of this Agreement or the consummation of the transactions contemplated hereby.
(j)    Company’s Ownership Structure. On the Effective Date, and prior to and as of the Closing Date, none of Fortress Investment Group, Davidson Kempner Capital Management, Goldman Sachs Mortgage Company or Citicorp North America, Inc., or any of their respective affiliates, retain any

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legal or beneficial interests in the Company, any Permitted Assignee (as that term is defined in Section 15.2(b)) or any Real Property Designee (as that term is defined in Section 15.2(c)).
For purposes of this Section 12.1, the phrase “To Company's Actual Knowledge” and the phrase “To GKK's Actual Knowledge” shall mean the actual (and not implied, imputed, or constructive) knowledge of Edward J. Matey Jr. and Allan B. Rothschild.

The representations and warranties made by Company and GKK in this Agreement shall survive the Closing for a period of thirteen (13) months and any action for a breach of Seller’s representations or warranties must be made and filed within said thirteen (13) month period. If, after the Effective Date, but before the Closing, Company or GKK becomes aware of any facts or changes in circumstances that would cause any of its representations and warranties in this Agreement to be untrue at Closing (other than a change on facts arising from any occurrence contemplated by Section 7.2(a)(ii) hereof) , Company and/or GKK, as applicable, may notify Seller in writing of such fact. Upon Seller becoming aware of any such facts or change in circumstances, Seller, as its sole and exclusive remedy, shall have the right to either (i) terminate this Agreement, in which case the Deposit shall be immediately returned to the Company and neither party shall have any rights or obligations under this Agreement (except as set forth in any provision that such provision shall survive such termination pursuant to the terms of this Agreement); or (ii) accept a qualification to Company's or GKK's representations and warranties as of the Closing and consummate the transactions contemplated by this Agreement without any rights to recovery for breach of the unqualified representation and warranty.
12.2    Release. If this Agreement is not terminated pursuant to the terms of Section 4.3.2 hereof, except for the Seller's Warranties (as hereinafter defined), the Company shall be deemed to have made its own independent investigation of the Interests, the Owners, the Property, the Defeasance Security, the Entity Documents and the presence of Hazardous Materials on the Real Property as Company deems appropriate. Accordingly, subject to the Seller's Warranties and Seller's obligations in connection Seller's Warranties hereunder, Company, on behalf of itself and all of its officers, directors, shareholders, employees, representatives and affiliated entities (collectively, the “Releasors”) hereby expressly waives and relinquishes any and all rights and remedies Releasors may now or hereafter have against Seller, and its successors and assigns, partners, shareholders, officers and/or directors, whether known or unknown, which may arise from or be related to (a) the Interests, the Defeasance Security and/or the Owners, (b) the physical condition, quality, quantity and state of repair of the Real Property and the prior management and operation of the Real Property, (c) the Entity Documents and the Mortgage Loan Documents, (d) the Real Property’s compliance or lack of compliance with any federal, state or local laws or regulations, and (e) any past, present or future presence or existence of Hazardous Materials on, under or about the Real Property or with respect to any past, present or future violation of any rules, regulations or laws, now or hereafter enacted, regulating or governing the use, handling, storage or disposal of Hazardous Materials, including, without limitation, (i) any and all rights and remedies Releasors may now or hereafter have under the Comprehensive Environmental Response Compensation and Liability Act of 1980 (“CERCLA”), the Superfund Amendments and Reauthorization Act of 1986, the Resource Conservation and Recovery Act, and the Toxic Substance Control Act, all as amended, and any similar state, local or federal environmental law, rule or regulation, and (ii) any and all claims, whether known or unknown, now or hereafter existing, with respect to the Real Property under Section 107 of CERCLA (42 U.S.C.A. §9607). As used herein, the term “Hazardous Material(s)” includes, without limitation, any hazardous or toxic materials, substances or wastes, such as (1) any materials, substances or wastes which are toxic, ignitable, corrosive or reactive and which are regulated by any local governmental authority, or any agency of the United States government, (2) any other material, substance, or waste which is defined or regulated as a hazardous material, extremely hazardous material, hazardous waste or toxic substance pursuant to any laws, rules, regulations or

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orders of the United States government, or any local governmental body, (3) asbestos, (4) petroleum and petroleum based products, (5) formaldehyde, (6) polychlorinated biphenyls (PCBs), and (7) freon and other chlorofluorocarbons.

Company’s Initials:	/s/ Authorized Signatory
COMPANY, ON BEHALF OF ITSELF AND THE OTHER RELEASORS, HEREBY ACKNOWLEDGES THAT IT HAS READ AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542 (“SECTION 1542”), WHICH IS SET FORTH BELOW:
“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”
BY INITIALING BELOW, COMPANY, ON BEHALF OF ITSELF AND THE OTHER RELEASORS, HEREBY WAIVES THE PROVISIONS OF SECTION 1542 SOLELY IN CONNECTION WITH THE MATTERS EXPRESSLY SET FORTH IN THE PRECEDING PARAGRAPH OF THIS SECTION 12.2.

Company’s Initials:	/s/ Authorized Signatory
WITHOUT LIMITING THE GENERALITY OF THE FOREGOING AND SUBJECT TO SELLER’S WARRANTIES, COMPANY, ON BEHALF OF ITSELF AND THE OTHER RELEASORS, HEREBY ASSUMES ALL RISK AND LIABILITY RESULTING OR ARISING FROM, OR RELATING TO THE OWNERSHIP OF THE INTERESTS AND THE OWNERS.
THE FOREGOING WAIVERS, RELEASES AND AGREEMENTS BY COMPANY, ON BEHALF OF ITSELF AND THE RELEASORS, SHALL SURVIVE THE CLOSING AND THE TRANSFER OF THE INTERESTS SHALL NOT BE DEEMED MERGED INTO THE ASSIGNMENT.

13.	DEFAULT AND DAMAGES.
13.1    DEFAULT BY COMPANY. COMPANY AND SELLER HEREBY ACKNOWLEDGE AND AGREE THAT, IN THE EVENT THE CLOSING FAILS TO OCCUR DUE TO A COMPANY DEFAULT OF ITS OBLIGATION TO ACCEPT THE SALE OF THE INTERESTS PURSUANT TO THIS AGREEMENT (ALL OF THE CONDITIONS TO COMPANY’S OBLIGATIONS TO CLOSE HAVING BEEN SATISFIED OR WAIVED), SELLER WILL SUFFER DAMAGES IN AN AMOUNT WHICH WILL, DUE TO THE SPECIAL NATURE OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT AND THE SPECIAL NATURE OF THE NEGOTIATIONS WHICH PRECEDED THIS AGREEMENT, BE IMPRACTICAL OR EXTREMELY DIFFICULT TO ASCERTAIN. IN ADDITION, COMPANY WISHES TO HAVE A LIMITATION PLACED UPON THE POTENTIAL LIABILITY OF COMPANY TO SELLER IN THE EVENT THE CLOSING FAILS TO OCCUR DUE TO SUCH A COMPANY DEFAULT, AND WISHES TO INDUCE SELLER TO WAIVE OTHER REMEDIES WHICH SELLER MAY HAVE IN THE EVENT OF SUCH A COMPANY DEFAULT. COMPANY AND SELLER, AFTER DUE NEGOTIATION, HEREBY ACKNOWLEDGE AND AGREE THAT THE AMOUNT OF THE DEPOSIT REPRESENTS A REASONABLE ESTIMATE OF THE DAMAGES WHICH SELLER WILL SUSTAIN IN THE EVENT OF SUCH COMPANY DEFAULT. COMPANY AND SELLER HEREBY AGREE THAT SELLER MAY, IN THE EVENT THE CLOSING FAILS TO OCCUR DUE TO SUCH A COMPANY DEFAULT, AS ITS SOLE AND EXCLUSIVE REMEDY, TERMINATE THIS AGREEMENT BY WRITTEN NOTICE TO COMPANY AND ESCROW HOLDER, CANCEL THE ESCROW AND RECEIVE THE DEPOSIT AS LIQUIDATED DAMAGES AND ESCROW HOLDER SHALL IMMEDIATELY DELIVER THE DEPOSIT TO SELLER.

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SUCH RETENTION OF THE DEPOSIT BY SELLER IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER PURSUANT TO SECTION 1671 OF THE CALIFORNIA CIVIL CODE, AND SHALL NOT BE DEEMED TO CONSTITUTE A FORFEITURE OR PENALTY WITHIN THE MEANING OF SECTION 3275 OR SECTION 3369 OF THE CALIFORNIA CIVIL CODE, OR ANY SIMILAR PROVISION.
NOTHING IN THIS SECTION 13.1 SHALL (A) PREVENT OR PRECLUDE ANY RECOVERY OF ATTORNEYS’ FEES OR OTHER COSTS INCURRED BY SELLER PURSUANT TO SECTION 15.5 OR (B) IMPAIR OR LIMIT THE EFFECTIVENESS OR ENFORCEABILITY OF THE INDEMNIFICATION OBLIGATIONS OF COMPANY CONTAINED IN SECTIONS 4.3.1  AND 14 HEREOF. SELLER AND COMPANY ACKNOWLEDGE THAT THEY HAVE READ AND UNDERSTAND THE PROVISIONS OF THIS SECTION 13.1 AND BY THEIR INITIALS IMMEDIATELY BELOW AGREE TO BE BOUND BY ITS TERMS.

Seller's Initials:	/s/ Authorized Signatory
Company's Initials:	/s/ Authorized Signatory
13.2    Default by Seller. If Seller defaults in its obligations to sell the Interests to Company pursuant to this Agreement, Company’s sole and exclusive remedy shall be to elect one of the following: (a) to terminate this Agreement, in which event Company shall be entitled to the return by the Escrow Holder to Company of the Deposit, Seller shall pay Company an amount equal to Company’s out-of-pocket costs and expenses (including reasonable attorney’s fees and expenses), as supported by reasonable documentation, incurred in connection with Company’s due diligence investigation and negotiation and execution of this Agreement not to exceed $400,000.00, and neither party shall have any rights or obligations under this Agreement (except for those rights and obligations that expressly survive the termination of this Agreement), or (b) to bring a suit for specific performance provided that any suit for specific performance must be brought as to the Interests within sixty (60) days after the Closing Date, Company’s waiving the right to bring suit at any later date to the extent permitted by law.

14.	BROKER’S COMMISSIONS.
Neither party hereto has had any contact or dealing regarding the Interests, the Owners or the Property, or any communication in connection with the subject matter of this transaction, through any licensed real estate broker or other person who can claim a right to a commission or finder’s fee as a procuring cause of the transactions contemplated herein. In the event that any other broker or finder makes a claim for a commission or finder’s fee, the party responsible for the contact or communication on which the broker or finder made such claim shall indemnify, save harmless and defend the other party (and if the other party is the Seller, shall indemnify, hold harmless and defend Seller and the Owners) from said claim and all costs and expenses (including reasonable attorneys’ fees) incurred by the other party in defending against the same.

15.	MISCELLANEOUS PROVISIONS.
15.1    Notices. All written notices or demands of any kind which either party hereto may be required or may desire to serve on the other in connection with this Agreement shall be served by personal service, by registered or certified mail, recognized overnight courier service or facsimile transmission. Any such notice or demand so to be served by registered or certified mail, recognized

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overnight courier service or facsimile transmission shall be delivered with all applicable delivery charges thereon fully prepaid and, if the party so to be served is Company, addressed to Company as follows:
c/o Gramercy Capital Corp.
420 Lexington Avenue
New York, NY 10170
Attention: Chief Executive Officer
Telephone No: (212) 297-1000
Fax No.: (212) 297-1090
with a copy thereof to:
c/o Gramercy Capital Corp.
420 Lexington Avenue
New York, NY 10170
Attention: Office of General Counsel
Telephone No: (212) 297-1000
Fax No.: (212) 297-1090
with a copy thereof to:
Skadden, Arps, Slate, Meagher & Flom LLP
4 Times Square
New York, NY 10036
Attention: Harvey Uris
Telephone No: (212) 735-2212
Fax No.: (917) 777-2212
and, if the party so to be served is Seller, addressed to Seller as follows:
KBS Acquisition Sub-Owner 2, LLC
c/o KBS Capital Advisors LLC
620 Newport Center Drive, Suite 1300
Newport Beach, CA 92660
Attention: David E. Snyder
Telephone No.: (949) 417-6563
Fax No.: (949) 417-6520
and
KBS Acquisition Sub-Owner 2, LLC
c/o KBS Capital Advisors LLC
620 Newport Center Drive, Suite 1300
Newport Beach, CA 92660
Attention: Brian Ragsdale
Telephone No.: (949) 797-0305
Fax No.: (949) 417-6518

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with copies thereof to:
James Chiboucas, Esq.
620 Newport Center Drive, Suite 1300
Newport Beach, CA 92660
Telephone No.: (949) 417-6555
Fax No.: (949) 417-6523
and
Greenberg Traurig LLP
3161 Michelson Drive, Suite 1000
Irvine, California 92612
Attention: L. Bruce Fischer, Esq.
Telephone No.: (949) 732-6670
Fax No.: (949) 732-6501
and, if the party to be served be Escrow Holder, addressed to Escrow Holder as follows:
First American Title Insurance Company
633 Third Avenue
New York, NY 10017
Attention: Phil Salomon
Telephone No.: (212) 551-9437
Fax No.: (212) 331-1559

Service of any such notice or demand so made by personal delivery, registered or certified mail, recognized overnight courier or facsimile transmission shall be deemed complete on the date of actual delivery as shown by the addressee’s registry or certification receipt or, as to facsimile transmissions, by “answer back confirmation” (provided that a copy of such notice or demand is dispatched by any of the other methods provided above within one (1) Business Day following receipt of such facsimile transmission), as applicable. Either party hereto may from time to time, by notice in writing served upon the other as aforesaid, designate a different mailing address to which or a different person to whose attention all such notices or demands are thereafter to be addressed. Counsel for a party may give notice or demand on behalf of such party, and such notice or demand shall be treated as being sent by such party.
15.2    Assignment/Designees; Binding on Successors and Assigns.
(a)    Except for an assignment by Company to a Permitted Assignee (as hereinafter defined) or a designation of one or more Real Property Designees (as hereinafter defined) as contemplated hereunder, Company shall not assign, transfer or convey its rights or obligations under this Agreement without the prior written consent of Seller, which consent may be granted or withheld by Seller in its sole and absolute discretion. Any assignment or designation hereunder shall be evidenced by a written agreement delivered to Seller pursuant to which (i) with respect to an assignment to a Permitted Assignee only, the Permitted Assignee assumes all obligations of Company hereunder and (ii) each Permitted Assignee or Real Property Designee, as applicable, takes subject to all terms and conditions of this Agreement including, without limitation, all "as-is" and "release" provisions. No assignment or designation by Company as contemplated by this Section 15.2 shall release Company from its obligations under this Agreement.
(b)    Company shall have the right to assign, transfer and convey its rights and obligations under this Agreement to a Permitted Assignee identified by Company to Seller in writing not less than five (5) Business Days prior to the Closing Date (together with signature blocks for such

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Permitted Assignee), without the prior written consent of Seller, in which case the Interests shall be conveyed by Seller to such Permitted Assignee (and not to Company as otherwise set forth in this Agreement) at Closing. For the purposes of this Section 15.2, "Permitted Assignee" shall mean any entity which is controlled by GKK or an affiliate of GKK, in which GKK or an affiliate of GKK holds not less than twenty-five percent (25%) of the legal and beneficial interests and in which prior to, and as of the Closing, none of Fortress Investment Group, Davidson Kempner Capital Management, Goldman Sachs Mortgage Company or Citicorp North America, Inc., or any of their respective affiliates (individually and collectively, the "Prohibited Transferee"), retains an interest.
(c)    Subject to the terms and conditions of the Master Lease and Bank of America N.A.'s rights thereunder (including, without limitation, complying with all purchase option procedures set forth therein), Company shall have the right, without the consent of Seller, to designate one or more parties to whom one or more (but not substantially all) Real Properties are to be transferred at Closing (each such party, a "Real Property Designee") by delivery of written notice to Seller in writing not less than ten (10) Business Days prior to the Closing Date (together with signature blocks for each Real Property Designee and drafts of all transfer documents to effectuate such transfer, which must be in form and substance acceptable to Seller, in its sole and absolute discretion, and must be delivered with Company's notice to Seller), in which case the Real Property identified by Company in such notice shall be conveyed directly by Seller to such Real Property Designee (and not pursuant to the transfer of Interests as otherwise set forth in this Agreement), as applicable, at Closing. For the purposes of this Section 15.2, a "Real Property Designee" may not include any entity in which the Prohibited Transferee retains an interest. In addition to Seller's other obligations under this Agreement and subject to the terms and conditions of the Master Lease and Bank of America N.A.'s rights thereunder, during the term of this Agreement, Seller shall use commercially reasonable efforts to cooperate with, and use good faith efforts to comply with all reasonable requests by, Company and/or Property Manager in connection with Company's efforts to market certain Real Properties for sale including, without limitation, (i) executing and delivering (or causing the Owners to execute and deliver) in a timely manner documentation customary in connection with the sale of real property in form and substance acceptable to Seller, in Seller's sole and absolute discretion, including deeds and other conveyance documents (but not including any purchase and sale or similar agreement, the parties agreeing that Company shall execute any purchase and sale or similar agreement directly with any Real Property Designee), and (ii) permitting any potential Real Property Designee to perform any diligence with respect to the Property to the extent Company is permitted to perform such diligence hereunder, the parties agreeing that Company shall be obligated under Section 4.3.1 (which shall include Company's indemnification obligations thereunder with respect to inspections undertaken by any Real Property Designee or its agents) with respect to any diligence performed by or on behalf of a potential Real Property Designee pursuant to the terms of this Section 15.2(c). Notwithstanding anything stated to the contrary in this Section 15.2(c), (i) neither Seller nor any Owner shall have any obligation to execute and/or deliver any document that would result in any cost, expense or liability to Seller or any Owner not expressly provided for in this Agreement, (ii) Company shall reimburse Seller for its reasonable, out-of-pocket costs and expenses incurred in connection with its cooperation hereunder including reasonable attorneys fees, (iii) Seller shall have the right to approve, in its sole and absolute discretion, any and all documents required to be executed by Seller and/or any Owner under the terms of this Section 15.2(c), (iv) no notice shall be provided to Bank of America N.A. under the Master Lease with respect to any of the purchase rights granted to Bank of America N.A. thereunder without Seller’s prior written approval, which may be withheld by Seller in it sole and absolute discretion, and (v) neither Seller nor any Owner shall be required to comply with any of the provisions of this Section 15.2(c) to the extent the same would violate any of the terms and conditions of the Master Lease or any other agreement to which Seller or any Owner is a party.
(d)    Subject to the foregoing, and except as provided to the contrary herein, the terms, covenants, conditions and warranties contained herein and the powers granted hereby shall inure to the benefit of and bind all parties hereto and their respective heirs, executors, administrators, successors and assigns, and all subsequent owners of the Interests and/or Real Property.

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(e)    Seller shall not assign, transfer or convey any of its rights or obligations hereunder.
15.3    Work Product. In the event of a termination of this Agreement for any reason other than a default or breach by Seller hereunder, promptly following the termination of this Agreement and at no cost or expense to Seller, Company shall deliver to Seller final versions of all real property-level reports and studies commissioned by Company and generated by an outside provider or consultant in connection solely with inspections of the Real Property pursuant to the terms of this Agreement (collectively, the “Work Product”); provided, however, with respect to any specific Work Product, Company shall have no obligation to deliver such Work Product to Seller if such delivery is restricted or prohibited by the applicable provider or consultant.
15.4    Further Assurances. In addition to the acts and deeds recited herein and contemplated to be performed, executed or delivered by Seller or Company, Seller and Company hereby agree to perform, execute and deliver, or cause to be performed, executed and delivered, on the Closing Date or thereafter any and all such further acts, deeds and assurances as Company or Seller, as the case may be, may reasonably require in order to consummate fully the transactions contemplated hereunder.
15.5    Attorneys’ Fees. If any legal action or other proceeding is brought or if an attorney is retained for the enforcement of this Agreement or any portion thereof, or because of any alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the prevailing party shall be entitled to seek to recover from the other party reimbursement for the reasonable fees of attorneys and other costs (including court costs and witness fees) incurred by it, in addition to any other relief to which it may be entitled. The term “prevailing party” means the party obtaining substantially the relief sought, whether by compromise, settlement or judgment.
15.6    Survival of Representations, Warranties, Covenants and Agreements.
(a)    Each party's obligations with respect to the Surviving Closing Obligations and the Surviving Termination Obligations (each as hereinafter defined) shall survive the Closing and/or the termination of this Agreement, as applicable, for a period of thirteen (13) months immediately following the Closing Date or the termination of this Agreement, as applicable (excluding Seller's obligations under Sections 5.6, which shall survive the Closing without limitation); and
(b)    any claim based upon any such breach of a representation or warranty, a breach of a covenant, obligation or agreement, or an other obligation with respect to the Surviving Closing Obligations and/or the Surviving Termination Obligations shall be actionable and enforceable if and only if notice of such claim is given to the breaching or obligated party within thirteen (13) months after the Closing Date or termination of this Agreement, as applicable; provided, however (with respect to (a) and (b) of this Section 15.6):
(i)    in no event shall Seller’s obligations hereunder (excluding Seller's liability and obligations relating to Section 5.6, Section 10.11 and Section 11.1(d) hereof) exceed Two Million Five Hundred Thousand Dollars ($2,500,000), in the aggregate; provided, further, however,
(ii)    Seller’s liability and obligation with respect to Section 5.6, Section 10.11 and Section 11.1(d) hereof shall be unlimited, and (except for obligations under Section 10.11 and Section 11.(d) hereof, which shall be subject to the terms of Section 15.6(a) above) any claim relating to Section 5.6 shall be actionable and enforceable any time after the Closing Date; and
(iii)    in no event shall Company's obligations hereunder (excluding Company's liability and obligations relating to Section 10.11 hereof) exceed Two Million Five Hundred Thousand Dollars ($2,500,000), in the aggregate; provided, further, however,

35

(iv)    Company's liability and obligation with respect to Section 10.11 hereof shall be unlimited, subject to the terms of Section 15.6(a) above.
Notwithstanding the foregoing or any other provision to the contrary contained in this Agreement but subject to the terms of Section 15.6(a) and (b) above, (x) only the indemnification provisions of Sections 4.3.1 and 14 hereof and the provisions of Sections 5.6, 6.4, 10.1, 10.2, 10.6, 10.8, 10.10, 10.11, 11.1, 11.2, 12.1, 12.2, 15.4, 15.5, 15.6, 15.17, 15.22 and 15.23 hereof (the "Surviving Closing Obligations") shall survive the Closing, and this Agreement shall not be merged with the delivery of the Assignment, and any claim based upon any breach of a representation or warranty, or a breach of a covenant, obligation or agreement or other obligation, included in any of the Surviving Closing Obligations shall be actionable and enforceable at any time after the Closing Date, and (y) only the indemnification provisions of Sections 4.3.1 and 14 hereof and the provisions of Sections 3.3, 9.3, 13.1, 13.2, 15.3, 15.5 and 15.17 hereof (the "Surviving Termination Obligations") shall survive the termination of this Agreement, and any claim based upon any breach of a covenant, obligation or agreement included in any of the Surviving Termination Obligations shall be actionable and enforceable at any time after the date of termination of this Agreement.
15.7    Entire Agreement. This Agreement contains the entire agreement and understanding of the parties in respect to the subject matter hereof, and the parties intend for the literal words of this Agreement to govern and for all prior negotiations, drafts, and other extrinsic communications, whether oral or written, to have no significance or evidentiary effect. The parties further intend that neither this Agreement nor any of its provisions may be changed, amended, discharged, waived or otherwise modified except by an instrument in writing duly executed by the party to be bound thereby. The parties hereto fully understand and acknowledge the importance of the foregoing sentence and are aware that the law may permit subsequent oral modification of a contract notwithstanding contract language which requires that any such modification be in writing; but Company and Seller fully and expressly intend that the foregoing requirements as to a writing be strictly adhered to and strictly interpreted and enforced by any court which may be asked to decide the question. Each party hereto acknowledges that this Agreement accurately reflects the agreements and understandings of the parties hereto with respect to the subject matter hereof and hereby waive any claim against the other party which such party may now have or may hereafter acquire to the effect that the actual agreements and understandings of the parties hereto with respect to the subject matter hereof may not be accurately set forth in this Agreement.
15.8    Governing Law. This Agreement shall be governed by the laws of the State of California.
15.9    Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.
15.10    Headings; Construction. The various headings of this Agreement are included for convenience only and shall not affect the meaning or interpretation of this Agreement or any provision hereof. When the context and construction so require, all words used in the singular herein shall be deemed to have been used in the plural and the masculine shall include the feminine and the neuter and vice versa. The use in this Agreement of the term “including” and related terms such as “include” shall in all cases mean “without limitation.” All references to “days” in this Agreement shall be construed to mean calendar days unless there is an express reference to Business Days.
15.11    Waiver of CC Section 1662. Each of Seller and Company expressly waives the provisions of California Civil Code Section 1662 and hereby agrees that the provisions of Section 5.5 hereof shall govern its obligations in the event of damage or destruction to the Real Property or condemnation of all or part of the Real Property.

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15.12    Partial Validity; Severability. If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be held invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each such term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.
15.13    No Third Party Beneficiaries. This Agreement is for the sole and exclusive benefit of the parties hereto and their respective successors and permitted assigns, and no third party is intended to, or shall have, any rights hereunder.
15.14    Joint Product of Parties. This Agreement is the result of arms-length negotiations between Seller and Company and their respective attorneys. Accordingly, neither party shall be deemed to be the author of this Agreement and this Agreement shall not be construed against either party.
15.15    Calculation of Time Periods. Unless otherwise specified, in computing any period of time described herein, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included at, unless such last day is a Saturday, Sunday or legal holiday for national banks in New York, in which event the period shall run until the end of the next day which is neither a Saturday, Sunday, or legal holiday. Unless otherwise expressly provided herein, the last day of any period of time described herein shall be deemed to end at 5:00 p.m., California time.
15.16    Indemnity; Procedure for Indemnity. The following provisions govern actions for indemnity under this Agreement. Promptly after receipt by an indemnitee of notice of any claim, such indemnitee will, if a claim in respect thereof is to be made against the indemnitor, deliver to the indemnitor written notice thereof and the indemnitor shall have the right to participate in and, if the indemnitor agrees in writing that it will be responsible for any costs, expenses, judgments, damages, and losses incurred by the indemnitee with respect to such claim, to assume the defense thereof, with counsel mutually satisfactory to the parties; provided, however, that an indemnitee shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnitor, if counsel to the indemnitee has advised that that representation of such indemnitee by the counsel retained by the indemnitor would be inappropriate due to actual or potential conflicts or differing interests between such indemnitee and any other party represented by such counsel in such proceeding. The failure of indemnitee to deliver written notice to the indemnitor within a reasonable time after indemnitee receives notice of any such claim shall relieve such indemnitor of any liability to the indemnitee under this indemnity only if and to the extent that such failure is prejudicial to its ability to defend such action, and the omission so to deliver written notice to the indemnitor will not relieve it of any liability that it may have to any indemnitee other than under this indemnity. If an indemnitee settles a claim without the prior written consent of the indemnitor, then the indemnitor shall be released from liability with respect to such claim unless the indemnitor has unreasonably withheld such consent.
15.17    Waiver of Jury Trial. To the extent permitted by Applicable Law, the parties hereby waive any right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
15.18    [Intentionally Deleted].
15.19    [Intentionally Deleted].
15.20    Facsimile Signatures. In order to expedite the transactions contemplated herein, telecopied or facsimile signatures may be used in place of original signatures on this Agreement. Seller and Company intend to be bound by the signatures on the telecopied document, are aware that the other

37

party will rely on the telecopied signatures, and hereby waive any defenses to the enforcement of the terms of this Agreement based on the form of signature.
15.21    [Intentionally Deleted].
15.22    GKK Guaranty. GKK, by executing and delivering the joinder attached hereto, hereby irrevocably and unconditionally guarantees (the “GKK Guarantee”) to Seller the punctual and full performance by Company of all of its obligations arising from and after the Closing pursuant to the terms of Section 15.6; provided, however, (i) except as set forth in clause (ii) of this Section 15.22, GKK shall not be required to pay any amount that, together with any and all amounts paid by Company pursuant to the terms of Section 15.6 hereof, would exceed Two Million Five Hundred Thousand Dollars ($2,500,000), in the aggregate and (ii) GKK's liability, if any, with respect to Company's obligations under Section 10.11 hereof shall be unlimited. Notwithstanding the foregoing or anything to the contrary contained in this Agreement, GKK's obligations under this Section 15.22 shall only be actionable and enforceable if, and only if, notice of any claim is given to GKK within thirteen (13) months after the Closing Date. The GKK Guarantee is absolute and unconditional irrespective of circumstances which might otherwise constitute a legal or equitable discharge of, or any defense, setoff or counterclaim available to, GKK. GKK agrees not to effect or agree to take any action that would adversely affect GKK's ability to carry out any of the terms, covenants or conditions of this Section 15.22.
15.23    REIT 1 Guaranty. KBS Real Estate Investment Trust, Inc. ("REIT 1"), by executing and delivering the joinder attached hereto, hereby irrevocably and unconditionally guarantees (the “REIT 1 Guarantee”) to Company the punctual and full performance by Seller of all of its obligations arising from and after the Closing pursuant to the terms of Section 15.6; provided, however, (i) except as set forth in clause (ii) of this Section 15.23, REIT 1 shall not be required to pay any amount that, together with any and all amounts paid by Seller pursuant to the terms of Section 15.6 hereof, would exceed Two Million Five Hundred Thousand Dollars ($2,500,000), in the aggregate and (ii) REIT 1's liability, if any, with respect to Seller's obligations under Section 5.6, Section 10.11 and Section 11(d) hereof shall be unlimited. Notwithstanding the foregoing or anything to the contrary contained in this Agreement, REIT 1's obligations under this Section 15.23 shall only be actionable and enforceable if, and only if, notice of any claim is given to REIT 1 within thirteen (13) months after the Closing Date, unless such claim relates to Seller's obligations under Section 5.6, which claim shall survive the Closing without limitation and any claim hereunder based upon Seller's obligations with respect to Section 5.6 shall be actionable and enforceable any time after the Closing Date. The REIT 1 Guarantee is absolute and unconditional irrespective of circumstances which might otherwise constitute a legal or equitable discharge of, or any defense, setoff or counterclaim available to, REIT 1. REIT 1 agrees not to effect or agree to take any action that would adversely affect REIT 1's ability to carry out any of the terms, covenants or conditions of this Section 15.23.

[Signature Pages to Follow]

38

IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.
“COMPANY”
BBD1 HOLDINGS LLC, a Delaware
limited liability company

By:	/s/ Authorized Signatory
Name:
Its:

“SELLER”

KBS ACQUISITION SUB-OWNER 2, LLC,
a Delaware limited liability company

By: KBS ACQUISITION SUB, LLC,
a Delaware limited liability company,
its sole member

By: KBS ACQUISITION HOLDINGS, LLC,
a Delaware limited liability company,
its sole member

By: KBS GKK PARTICIPATION HOLDINGS I, LLC,
a Delaware limited liability company,
its sole member

By: KBS DEBT HOLDINGS, LLC,
a Delaware limited liability company,
its sole member

By: KBS LIMITED PARTNERSHIP,
a Delaware limited partnership,
its manager

By: KBS REAL ESTATE INVESTMENT TRUST, INC.,
a Maryland corporation
its sole general partner

By:	/s/ David E. Snyder
David E. Snyder,
Chief Financial Officer

AGREED TO THIS 15th
DAY OF August, 2012
AS TO PROVISIONS RELATING
TO ESCROW HOLDER AND TITLE COMPANY:
FIRST AMERICAN TITLE INSURANCE COMPANY

By	/s/ Phillip Saloman
	Its	Senior Vice President

JOINDER

Gramercy Capital Corp. hereby acknowledges and agrees that (i) it has received and reviewed a complete copy of the Agreement for Sale of Membership Interests (the “Agreement”) to which this Joinder is attached, and (ii) upon execution of this Joinder, it shall have agreed to and joined in the terms and conditions set forth in Section 15.22 of the Agreement (the “Joinder Sections”), and shall be fully bound by, and subject to, such representations, warranties, covenants, terms and conditions of the Joinder Sections.

GRAMERCY CAPITAL CORP.,
a Maryland corporation

By:	/s/ Authorized Signatory
Name:
Title:
Date:

JOINDER

KBS Real Estate Investment Trust, Inc. hereby acknowledges and agrees that (i) it has received and reviewed a complete copy of the Agreement for Sale of Membership Interests (the “Agreement”) to which this Joinder is attached, and (ii) upon execution of this Joinder, it shall have agreed to and joined in the terms and conditions set forth in Section 15.23 of the Agreement (the “Joinder Section”), and shall be fully bound by, and subject to, such terms and conditions of the Joinder Section.

KBS REAL ESTATE INVESTMENT TRUST, INC.,
a Maryland corporation

By:	/s/ David E. Snyder
David E. Snyder,
Chief Financial Officer

LIST OF EXHIBITS AND SCHEDULES

EXHIBIT A-1	Description of Portfolio Real Property
EXHIBIT A-2	Description of Parking Lot Real Property
EXHIBIT B	RESERVED
EXHIBIT C	Form of Assignment of Interests
EXHIBIT D	Form of Owner’s Affidavit
EXHIBIT E	Form of Tenant Notice
EXHIBIT F	Form of Representation and Indemnity Agreement
EXHIBIT G	Form of Stockholder Agreement
EXHIBIT H	Bank of America Form Estoppel
SCHEDULE 1	Organization Chart of Owner
SCHEDULE 2	Additional Prorations
SCHEDULE 3	Definitions
SCHEDULE 10.12	Capital Expenditure Schedule
SCHEDULE 11.1	Seller Representations – Disclosure Schedule
SCHEDULE 12.1	GKK Representations – Disclosure Schedule

EXHIBIT A-1
Description of Portfolio Real Property
(Attached)

Exhibit A-1

Portfolio Real Property

No.	Property Number/Name	Property Address
I.	ARIZONA (7 Properties)
1.	5003- Camelback Uptwn-Mn, Phoenix, AZ	51 E. Camelback Road, Phoenix, AZ 85012
2.	5004- Camelback-Bank Am, Phoenix, AZ	1825 E. Buckeye Road, Phoenix, AZ 85034
3.	5005- Catalina-Bank Am, Phoenix, AZ	1825 E. Buckeye Road, Phoenix, AZ 85034
4.	5006- Maricopa- Bank Ami, Phoenix, AZ	1825 E. Buckeye Road, Phoenix, AZ 85034
5.	5007- McDowell- Bank Ame, Phoenix, AZ	1825 E. Buckeye Road, Phoenix, AZ 85034
6.	5008- Mesa Main- Mn Bldr, Mesa, AZ	63 W. Main Street, Mesa, AZ 85201
7.	5009- South Mountain, Phoenix, AZ	1825 E. Buckeye Road, Phoenix, AZ 85034
II.	CALIFORNIA (40 Properties)
8.	5010- Auburn, CA	900 High Street, Auburn, CA 95603
9.	5011- Bixby- Atlantic, Long Beach, CA	3804 Atlantic Avenue, Long Beach, CA 90801
10.	5012- Calwa, Fresno, CA	2611 S. Cedar Avenue, Fresno, CA 93725
11.	5013- Cedar & Shields, Fresno, CA	3435 N. Cedar Avenue, Fresno, CA 93726
12.	5014- Coronado Branch, Coronado, CA	1199 Orange Avenue, Coronado, CA 92118
13.	5015- East Baskerfield, Bakersfield, CA	1201 Baker Street, Bakersfield, CA 93305
14.	5016- East Compton Branch Compton, CA	518 S. Long Beach Boulevard, Compton, CA 9022
15.	5017- El Segundo, CA	1835 N. Sepulveda Boulevard, El Segundo, CA 90245
16.	5021- Escondido Main, CA	220 S. Escondido Blvd., Escondido, CA 92025
17.	5022- Fresno Proof/Vault, CA	2111 Tuolumne Street, Fresno, CA 93721
18.	5023- Gardena Main, CA	1450 W. Redondo Beach Blvd., Gardena, CA 90247
19.	5024- Glendale Main, CA	345 N. Brand Blvd., Glendale, CA 91203
20.	5025- Inglewood Main, CA	330 E. Manchester Blvd., Inglewood, CA 90301
21.	5026- Inland Empire Cash, Ontario, CA [SP]	1275 S. Dupont Avenue, Ontario, CA 91761
22.	5027- Irvine Industrial, Newport Beach, CA	4101 Mac Arthur Blvd., Newport Beach, CA 92660
23.	5030- Lincoln Heights, Los Angeles, CA	2400 N. Broadway, Los Angeles, CA 90031
24.	5031- Long Beach Financial, CA [SP]	150 Long Beach Blvd., Long Beach, CA 90802
25.	5032- Lynwood Branch, Lynwood, CA	3505 E. Imperial Highway, Lynwood, CA 90262
26.	5034- North Hollywood, CA	5025 Lankershim Blvd., North Hollywood, CA 91601

No.	Property Number/Name	Property Address
27.	5035- North Sacramento, Sacramento, CA	1830 Del Paso Blvd., Sacramento, CA 95815
28.	5036- Oak Park Branch, Sacramento, CA	3810 Broadway, Sacramento, CA 95817
29.	5037- Palmdale Branch, Palmdale, CA	839 E. Palmdale Blvd., Palmdale, CA 93550
30.	5038- Pico-Vermont Branch, Los Angeles, CA	1232 S. Vermont Blvd., Los Angeles, CA 90006
31.	5039- Pomona Main, Pomona, CA	444 S. Garey Avenue, Pomona, CA 91766
32.	5040- Red Bluff Branch, Red Bluff, CA	955 Main Street, Red Bluff, CA 96080
33.	5041- Redding Main Branch, Redding, CA	1661 East Street, Redding, CA 96001
34.	5042- Riverside Main, Riverside, CA	3650 14th Street, Riverside, CA 92501
35.	5043- Salinas Main Branch, Salinas, CA	405 Main Street, Salinas, CA 93901
36.	5044- San Bernardino Main, CA	303 N. D Street, San Bernardino, CA 92401
37.	5045- Santa Barbara, CA	834 State Street, Santa Barbra, CA 93101
38.	5046- Santa Maria Branch, CA	300 Town Center East, Santa Maria, CA 93454
39.	5047- Sepulveda, Mission Hills, CA	10300-10306 Sepulveda Blvd., Mission Hills, CA 91345
40.	5048- Stockdale-Main, Bakersfield, CA	5021 California Avenue, Bakersfield, CA 93309
41.	5049- Stockton Main Office, CA [SP]	110 E. Weber Street, Stockton, CA 95202
42.	5050- Sunnyvale Main, CA	444 S. Mathilda Avenue, Sunnyvale, CA 94086
43.	5051- Torrance Sartori, CA	1255 Sartori Avenue, Torrance, CA 90501
44.	5053- Ventura Main Office, CA	1130 S. Victoria, Ventura, CA 93003
45.	5054- Whittier Office, CA	7255 S. Greenleaf Avenue, Whittier, CA 90602
46.	5055- Willow-Daisy Brch, Long Beach, CA	600 W. Willow Street, Long Beach, CA 90806
III.	FLORIDA (24 Properties)
47.	5057- Century Park, Tampa, FL	1000 Century Park Road, Tampa, FL 33607
48.	5058- Clermont- Main Building, FL	690 E. Highway 50, Clermont, FL 34711
49.	5059- Cordova, Pensacola, FL [SP]	5041 Bayou Blvd., Pensacola, FL 32503
50.	5062- Gulf to Bay- Main, Clearwater, Fl	1640 Gulf to Bay Blvd., Clearwater, FL 33755
51.	5063- Hallandale Beach, FL [SP]	801 E. Hallandale Blvd., Hallandale, FL 33009
52.	5064- Jacksonville #100, FL	9000 Southside Blvd., Jacksonville, FL 32256
53.	5065- Jacksonville #200, FL	9000 Southside Blvd., Jacksonville, FL 32256
54.	5066- Jacksonville #300, FL	9000 Southside Blvd., Jacksonville, FL 32256
55.	5067- Jacksonville #400, FL	9000 Southside Blvd., Jacksonville, FL 32256
56.	5068- Jacksonville #500, FL	9000 Southside Blvd., Jacksonville, FL 32256
57.	5069- Jacksonville #600, FL	9000 Southside Blvd., Jacksonville, FL 32256

No.	Property Number/Name	Property Address
58.	5070- Jacksonville #700, FL	9000 Southside Blvd., Jacksonville, FL 32256
59.	5071- Jacksonville Daycr, FL	9000 Southside Blvd., Jacksonville, FL 32256
60.	5072- Jacksonville Garag, FL	9000 Southside Blvd., Jacksonville, FL 32256
61.	5073- Jacksonville Schl, FL	9000 Southside Blvd., Jacksonville, FL 32256
62.	5074- Lighthouse Point, FL [SP]	2850 N. Federal Highway, LighthousePoint, FL 33064
63.	5078- North Hialeah- Main Building, FL	1 E. 49th Street, Hialeah, FL 33013
64.	5079- Ocala Downtown, Ocala, FL [SP]	35 S.E. 1st Avenue, Ocala, FL 34471
65.	5080- Plaza, Stuart, FL	900 S. Federal Highway, Stuart, FL 34994
66.	5081- Port Charlotte-Main Building, , FL	21175 Olean Blvd., Port Charlotte, FL 33952
67.	5083- San Jose- Main, Jacksonville, FL	3535 University Blvd. West, Jacksonville, FL 32217
68.	5084- South Region TPC, Miami Lakes, FL	17100 N.W. 59th Avenue, Miami Lakes, FL 33015
69.	5086- Westshore Mall, Tampa, FL	100 N. Westshore Blvd., Tampa, FL 33609
IV.	GEORGIA (4 Properties)
70.	5091- Bull Street, Savannah, GA	22 Bull Street, Savannah, GA 31401
71.	5095- Valdosta Main, GA [SP]	106 S. Patterson Street, Valdosta, GA 31601
72.	5096- Winder Main Building, GA [SP]	102 N. Broad Street, Winder, GA 30680
73.	5094- Moultrie Main, Moultrie, GA [HFS]	300 S. Main Street, Moultrie, GA 31768
V.	ILLINOIS (1 Property)
74.	5098- Bank of America, Chicago, IL	231 S. La Salle Street, Chicago, IL 60604
VI.	KANSAS (2 Properties)
75.	5099- Mission, Overland Park, KS [SP]	9500 Mission Road, Overland Park, KS 66206
76.	5100- Penn St., Independence, KS [SP]	01 N. Penn Street, Independence, KS 67301
VII.	MARYLAND (2 Properties)
77.	5101- Annapolis Church, MD	10 Church Circle, Annapolis, MD 21402
78.	5102- Highlandtown, Baltimore, MD	3415-3417 Eastern Avenue, Baltimore, MD 21224
VIII.	MISSOURI (12 Properties)
79.	5103- Columbia Facility-Main Building, MO	800 Cherry Street, Columbia, MO 65201
80.	5104- Concord Village, St. Louis, MO	5353 S. Lindbergh Blvd., St. Louis, MO 63126
81.	5105- Downtown Facility, Rolla, MO [SP]	210 W. 8th Street, Rolla, MO 65401
82.	5106- Florissant Facility, MO [SP]	880 Rue Saint Francois, Florissant, MO 63031
83.	5107- Hampton-Main, St. Louis, MO	4301 Hampton Avenue, St. Louis, MO 63109

No.	Property Number/Name	Property Address
84.	5108- Independence Square, MO [SP]	129 W. Lexington Avenue, Independence, MO 64050
85.	5109- Lexington Facility-Main , MO [SP]	1016 Main Street, Lexington, MO 64607
86.	5110- Mexico Facility, Mexico, MO [HFS]	222 S. Jefferson Street, Mexico, MO 65265
87.	5111- Oak Traffic, N. Kansas City, MO [SP]	8320 N. Oak Trafficway, N. Kansas City, MO 64118
88.	5112- Richland Facility-Main Building, MO	112 McClurg Street, Richland, MO 65556
89.	5113- South Glenstone- Main, Springfield, MO	2940 S. Glenstone Avenue, Springfield, MO 65804
90.	5114- West Sunshine-Main, Springfield, MO	710 W. Sunshine Street, Springfield, MO 65807
IX.	NORTH CAROLINA (1 Property)
91.	5116- 525 N Tryon-Odell, Charlotte, NC	525 N. Tryon Street, , Charlotte, NC 28202
X.	NEW MEXICO (1 Property)
92.	5117- Albuquerque Op Ctr, NM [SP]	725 6th Street N.W., Albuquerque, NM 87102
XI.	OKLAHOMA (2 Properties)
93.	5121- Admiral- Main Building, Tulsa, OK [SP]	5950 E. Admiral Place, Tulsa, OK 74115
94.	5122- Muskogee Main, Muskogee, OK [SP]	230 W. Broadway, Muskogee, OK 74401
XII.	SOUTH CAROLINA (1 Property)
95.	5123- Aiken Main Office, Aiken, SC [SP]	167 Laurens Street, Aiken, SC 29801
XIII.	TENNESSEE (1 Property)
96.	5124- Murfreesboro Main, TN [SP]	120 E. Main Street, Murfeesboro, TN 37130
XIV.	TEXAS (10 Properties)
97.	5126-Aransas Pass, TX [HFS]	221 S. Commercial Street, Aransas Pass, TX 78336
98.	5127- Brownwood- Main Building, TX [HFS]	1 Center Avenue, Brownwood, TX 76801
99.	5128- Carrollton-Mn Building, TX	1101 S. Josey Lane, Carrollton, TX 75006
100.	5130- Denison, TX [HFS]	300 W. Main Street, Denison, TX 75020
101.	5131- Dumas Banking- Main, TX [HFS]	501 N. Bliss Avenue, Dumas, TX 79029
102.	5132- Fort Sam Hston-Main, San Antonio, TX	1422 E. Grayson Street, San Antonio, TX 78208
103.	5133- Fort Worth East- Main, TX [HFS]	5651 E. Lancaster Avenue, Fort Worth, TX 76112

No.	Property Number/Name	Property Address
104.	5134- Greenspoint, Houston, TX	12400 Interstate 45 North, Houston, TX 77060
105.	5135- Mission Main Building, Mission, TX	1101 N. Conway Avenue, Mission, TX 78572
106.	5136- Mount Pleasant, TX [HFS]	302 N. Jefferson Avenue, Mt. Pleasant, TX 75455
XV.	VIRGINIA (1 Property)
107.	5142- Old Hampton, Hampton, VA [SP]	1 W. Queens Way, Hampton, VA 23669
XVI.	WASHINGTON (7 Properties)
108.	5145- Aberdeen Building/BR, WA	101 E. Market Street, Aberdeen, WA 98520
109.	5148- Bellingham, WA	112 E. Holly Street, Bellingham, WA 98255
110.	5149- Bremerton, WA	1000 6th Street, Bremerton, WA 98337
111.	5155- Richland-Main Building, WA	1007 Knight Street, Richland, WA 99352
112.	5156- Spokane Bankcard, WA	1616 S. Rustle Road, Spokane, WA 99224
113.	5157- University, Seattle, WA	4701 University Way N.E., Seattle, WA 98105
114.	5158- Walla Walla Main Building, WA	111 W. Main Street, Walla Walla, WA 99362

EXHIBIT A-2
Description of Parking Lot Real Property
BBD1 - 5108-Independence Square - 400 N. Osage Street - Parking Lot

EXHIBIT B
[RESERVED]

EXHIBIT C
Form of Assignment of Interests
(Attached)

ASSIGNMENT AND ASSUMPTION OF MEMBERSHIP INTERESTS
THIS ASSIGNMENT AND ASSUMPTION OF MEMBERSHIP INTERESTS (this “Assignment”) is dated as of August     , 2012 (“Transfer Date”) and is entered into by and among              , a              (“Assignee”), and KBS ACQUISITION SUB-OWNER 2, LLC, a Delaware limited liability company (“Assignor”).
R E C I T A L S :
A.    Assignor is the owner of one hundred percent (100%) of the membership interests in the following limited liability companies (collectively, the "Membership Interests"):
(i) First States Investors 5000A, LLC, a Delaware limited liability company (the “Portfolio Property Owner”), pursuant to that certain Limited Liability Company Agreement dated as of June 2, 2003, (the “Portfolio Property Owner Operating Agreement”), that certain Assignment and Assumption dated as of September 1, 2011, executed by First States Investors 5000, LLC, as assignor, and Assignor, as assignee, and that certain Transfer Acceptance Certificate delivered as of December 1, 2011, executed by Assignor;
(ii) GKK Independence Square Lot, LLC, a Delaware limited liability company (the “Parking Lot Property Owner”), pursuant to that certain Limited Liability Company Operating Agreement dated as of September 19, 2008 (the “Parking Lot Property Owner Operating Agreement”), that certain Assignment and Assumption dated as of September 1, 2011, executed by Gramercy Realty Holdings LLC, as assignor, and Assignor, as assignee, and that certain Transfer Acceptance Certificate delivered as of December 1, 2011, executed by Assignor; and
(iii) AFR Defeasance Pool 1, LLC, a Delaware limited liability company (the “Defeasance Securities Owner”; collectively with the Portfolio Property Owner and the Parking Lot Property Owner, the “Owners”), pursuant to that certain Limited Liability Company Agreement dated as of June 30, 2006 (the “Defeasance Securities Owner Operating Agreement”), that certain Assignment and Assumption dated as of September 1, 2011, executed by First States Group, L.P., as assignor, and Assignor, as assignee, and that certain Transfer Acceptance Certificate delivered as of December 1, 2011, executed by Assignor;
B.    Assignor wishes to assign the Interests to Assignee, and Assignee has agreed to accept the assignment of the Interests, on the terms and conditions described in that certain Agreement for Sale of Membership Interests dated as of August     , 2012, [by and between Assignor and [     ] (the “Company”), [as assigned by the Company to Assignee pursuant to that certain Assignment of Agreement for Sale of Membership Interests (as assigned, the “Sale Agreement”)].
NOW THEREFORE, In consideration of the covenants herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Assignor and Assignee hereby agree to the following terms and conditions:
Terms and Conditions
1.Definitions. Capitalized terms used but not defined in this Assignment shall have the respective meanings set forth in the Sale Agreement.
2.Assignment. Assignor hereby unconditionally and irrevocably transfers, assigns and sets over to the Assignee all of the Assignor's right, title and interest in and to the Interests, without recourse,

representation or warranty of any kind except as otherwise provided herein and/or in the Sale Agreement, effective for all purposes as of the Transfer Date.
3.Assumption by Assignee. Assignee hereby assumes all of the Assignor's obligations with respect to the Interests arising from and after the date hereof.
4.Captions. The captions and headings used in this Assignment are for convenience only and do not in any way affect, limit, amplify or modify the terms and provisions hereof.
5.Governing Law. This Assignment and the rights of the Assignor and the Assignee shall be governed by, interpreted and enforced in accordance with the internal laws of the State of Delaware without regard to principles of conflicts of laws.
6.Counterparts. This Assignment may be executed in several counterparts. If so executed, each of such counterparts shall be deemed an original for all purposes and all counterparts shall, collectively, constitute one agreement. In making proof of this Assignment, it shall not be necessary to produce or account for more than one such counterpart.
7.Limitation of Assignor’s Liability. Liability of Assignor under this Assignment shall be subject to all of the terms and conditions set forth in the Sale Agreement.
8.Parties Bound. This Assignment shall be binding upon and inure to the benefit of Assignor and Assignee and their respective successors and assigns.
[Signature Page Follows]

ASSIGNOR:

KBS ACQUISITION SUB-OWNER 2, LLC,
a Delaware limited liability company

By:    KBS ACQUISITION SUB, LLC,
a Delaware limited liability company,
its sole member

By:    KBS ACQUISITION HOLDINGS, LLC,
a Delaware limited liability company,
its sole member

By:    KBS GKK PARTICIPATION HOLDINGS I, LLC,
a Delaware limited liability company,
its sole member

By:    KBS DEBT HOLDINGS, LLC,
a Delaware limited liability company,
its sole member

By:    KBS LIMITED PARTNERSHIP,
a Delaware limited partnership,
its manager

By:    KBS REAL ESTATE INVESTMENT TRUST, INC.,
a Maryland corporation,
its sole general partner

By:
David E. Snyder,
Chief Financial Officer

[Signatures continue on next page.]

ASSIGNEE:
_________________________,
a _________________________

By:
Name:
Its:

EXHIBIT D

Form of Owner’s Affidavit
(Attached)

TITLE AFFIDAVIT

PROPERTY:
COUNTY:
STATE:
________________________, a ___________________ (“Seller”), as seller, and ____________________, a ______________________ (“Buyer”), as buyer, are parties to that certain Agreement for Sale of Membership Interests (the “Purchase Agreement”) dated ________, 20__, [as the same has been amended and modified], relating to the improved real property (the “Real Property”) referred to in Exhibit “A” attached hereto and made a part hereof.
In connection with the consummation of the transactions contemplated by the Purchase Agreement, Seller hereby represents and warrants to First American Title Insurance Company the following:

1.	Seller is a ____________ organized and existing under the laws of the State of ____________, and authorized to do business in the State of _____________.

2.	To Seller’s actual knowledge, (i) Seller’s ___________ agreement is in full force and effect, and (ii) no proceedings are pending for the dissolution of the Seller.

3.	To Seller’s actual knowledge, the leases described on Exhibit “B” attached hereto constitute all of the written leases affecting the Real Property with the current tenants of the Real Property.

4.
To Seller’s actual knowledge, except as disclosed in Exhibit ”C” attached hereto and made a part hereof, (a) there is no capital improvement work currently being constructed (or that was constructed during the last four (4) months) on the Real Property that is the subject of a written contract with Seller which could give rise to a mechanic’s or materialman’s lien on the Real Property, and (b) Seller has not entered into any contracts for the furnishing of labor, materials, or services for construction purposes with respect to the Real Property to be furnished subsequent to the date of this affidavit.

5.
To Seller’s actual knowledge, the Company has not received written notice of any special assessments that are not otherwise publicly noticed or available by searching the public records of the jurisdiction where the Property is located.

6.
Seller shall not hereafter cause any encumbrances or other instruments to be recorded against the Property (other than the recording of the deeds (the “Deeds”) transferring fee title to the Real Property to Buyer) through the effective date of such title insurance policy or policies or other title evidence issued to Buyer.

For purposes hereof, the “actual knowledge” of Seller shall be limited to the actual knowledge (and not implied, imputed, or constructive) of Brian Ragsdale, with no duty of inquiry. Notwithstanding anything contained herein to the contrary, the representations and warranties set forth in this Title Affidavit shall only survive the closing of the transactions contemplated by the Purchase Agreement until the date that is ten (10) days following the date hereof, after which date this Title Affidavit shall be of no further force or

7

effect and First American Title Insurance Company shall have no further rights hereunder (notwithstanding that one or more of the representations and/or warranties set forth herein may prove to be incorrect). This Title Affidavit is being executed for the sole and exclusive benefit of First American Title Insurance Company and no other party or person shall have any rights hereunder.
Executed as of __________, 20__.

SELLER:

ACKNOWLEDGMENT

State of California
County of	)

On _________________________ before me, ________________________________________
(insert name of notary) personally appeared __________________________________________ (insert name and title of the officer), who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature ______________________________ (Seal)

8

EXHIBIT E

Form of Tenant Notice
(Attached)

NOTICE TO TENANTS
[Date]
[Project Name]
[Address]
[City/State/ZIP]
Dear Tenant:
Notice is hereby given to the tenants of ___________________________ that all rents and any other amounts payable under your lease should be delivered to the following address:

In addition, all inquiries regarding your lease should be made to the following:

Sincerely,

a

EXHIBIT F

FORM OF REPRESENTATION AND INDEMNITY AGREEMENT
(Attached)

REPRESENTATION AND INDEMNITY AGREEMENT

This Representation and Indemnity Agreement (this “Agreement”) is made as of the ____ day of ______________________, by and among Gramercy Capital Corp., a Maryland corporation (“GKK”), KBS Acquisition Sub-Owner 2, LLC, a Delaware limited liability company (“KBS”) and KBS Real Estate Investment Trust, Inc., a Maryland corporation (“REIT I”).
R E C I T A L S:
A.    Concurrently herewith, BBD1 Holdings LLC, a Delaware limited liability company (the “Company”), and KBS are entering into that certain Agreement for Sale of Membership Interests, dated as of August __, 2012 (the “Purchase Agreement”), pursuant to the terms of which KBS has agreed to sell, and the Company has agreed to purchase, the Interests (as such term is defined in the Purchase Agreement) subject to the terms and conditions set forth in the Purchase Agreement. Capitalized terms used in this Agreement but not otherwise defined herein shall have the meanings given to such terms in the Purchase Agreement.
B.    In connection with sale and purchase of the Interests under the Purchase Agreement, KBS is making the representations and warranties set forth in Section 11.1(d) of the Purchase Agreement (the “KBS Representations”) and, in accordance with the terms and conditions of the Purchase Agreement, REIT I has guaranteed the performance of certain obligations of KBS under the Purchase Agreement, including, without limitation, the KBS Representations. As an inducement to, and in consideration of, KBS’ agreement to make the KBS Representations, to enter into the Purchase Agreement and to consummate the transactions contemplated under the Purchase Agreement, GKK has agreed to execute and deliver this Agreement in favor of KBS and REIT I.
C.    GKK is an affiliate of the Company and will benefit from the acquisition by the Company of the Interests and the transactions contemplated by the Purchase Agreement.
NOW, THEREFORE, for and in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, GKK agrees as follows:
1.    Recitals and Definitions. The recitals set forth above are true and correct and are hereby incorporated by reference.
2.    GKK Representations. GKK hereby represents and warrants to KBS and REIT I that
(a)    on December 1, 2011 (“Interest Transfer Date”), the date on which:
(i)    First States Investors 5000, LLC (“FSI 5000 LLC”), an affiliate of GKK, transferred and assigned the membership interests in Portfolio Property Owner to KBS, FSI 5000 LLC was the sole legal and beneficial owner of the Portfolio Property Owner Interests, free and clear of all Liens,
(ii)    Gramercy Realty Holdings LLC (“GRH LLC”), an affiliate of GKK, transferred and assigned the membership interests in Parking Lot Property Owner to KBS, GRH LLC was the sole legal and beneficial owner of the Parking Lot Property Owner Interests, free and clear of all Liens, and
(iii)    First States Group, L.P. (“FSG”), an affiliate of GKK, transferred and assigned the membership interests in Defeasance Securities Owner to KBS, FSG was the sole legal and beneficial owner of the Defeasance Securities Owner Interests, free and clear of all Liens; and

(b)    on the Interest Transfer Date, the Interests were not certificated and did not constitute "securities" under Article 8 of the Uniform Commercial Code (collectively, the “GKK Representations”).
3.    Indemnification. GKK hereby agrees to indemnify, defend and hold KBS and REIT I, and KBS’ and REIT I’s officers, trustees, directors, shareholders, employees, agents, members, partners, as well as the officers, trustees, directors, shareholders, employees and agents of the partners or members of KBS’ and REIT I’s partners or members and of the partners or members of such partners or members (individually, an “Indemnified Party” and collectively, the Indemnified Parties”) harmless from and against any and all claims, losses, liabilities, damages, demands, actions, judgments, causes of action, assessments, penalties, out-of-pocket costs and expenses incurred by the Indemnified Parties, including the reasonable fees of outside legal counsel and accountants, arising out of or resulting from a breach by Seller of any of the representations and warranties set forth in Section 11.1(d) of the Purchase Agreement if, and only to the extent, such breach was the result of any breach by GKK of the GKK Representations. GKK’s indemnity hereunder is absolute and unconditional irrespective of circumstances which might otherwise constitute a legal or equitable discharge of, or any defense, setoff or counterclaim available to, GKK. GKK agrees not to effect or agree to take any action which would adversely affect GKK’s ability to carry out any of the terms, covenants or conditions of this Agreement. The parties agree that the provisions of Section 15.16 of the Purchase Agreement shall govern actions for indemnity hereunder. Notwithstanding the foregoing or anything to the contrary contained in this Agreement, GKK's obligations hereunder shall only be actionable and enforceable if, and only if, notice of any claim arising hereunder is given to GKK within thirteen (13) months after the Closing Date.
4.    Notices. Any notice, election, communication, request, approval or other document or demand required or permitted under this Agreement shall be in writing and shall be deemed delivered on the earlier of (a) actual receipt, (b) the next business day after the date when sent by Federal Express or another recognized overnight courier, (c) the second business day after the date when sent by registered or certified mail, postage prepaid, or (d) the date mechanically confirmed by answer-back if sent by telecopy to the numbers identified below, each addressed to GKK, KBS or REIT I as the case may be at the following locations:
To GKK, as follows:
Gramercy Capital Corp.
420 Lexington Avenue
New York, NY 10170
Attention: Chief Executive Officer
Telephone No: (212) 297-1000
Fax No.: (212) 297-1090
With a copy to:
Gramercy Capital Corp.
420 Lexington Avenue
New York, NY 10170
Attention: Office of General Counsel
Telephone No: (212) 297-1000
Fax No.: (212) 297-1090

and to:
Skadden, Arps, Slate, Meagher & Flom LLP
4 Times Square
New York, NY 10036
Attention: Harvey Uris
Telephone No: (212) 735-2212
Fax No.: (917) 777-2212
To KBS or REIT I, as follows:
c/o KBS Capital Advisors LLC
620 Newport Center Drive, Suite 1300
Newport Beach, CA 92660
Attention: David E. Snyder
Telephone No.: (949) 417-6563
Fax No.: (949) 417-6520
and to:
c/o KBS Capital Advisors LLC
620 Newport Center Drive, Suite 1300
Newport Beach, CA 92660
Attention: Brian Ragsdale
Telephone No.: (949) 797-0305
Fax No.: (949) 417-6518

with a copy to:
James Chiboucas, Esq.
620 Newport Center Drive, Suite 1300
Newport Beach, CA 92660
Telephone No.: (949) 417-6555
Fax No.: (949) 417-6523
and to:
Greenberg Traurig LLP
3161 Michelson Drive, Suite 1000
Irvine, California 92612
Attention: L. Bruce Fischer, Esq.
Telephone No.: (949) 732-6670
Fax No.: (949) 732-6501
Any party may, from time to time, change the address at which such written notices or elections, communications, requests or other documents or demands are to be mailed, by giving the other parties written notice of such change, addressed in the manner hereinabove provided. Counsel for a party may give notice or demand on behalf of such party, and such notice or demand shall be treated as being sent by such party.

5.    Entire Agreement. This Agreement constitutes the entire agreement of GKK for the benefit of KBS and REIT I and supersedes any prior agreements with respect to the subject matter hereof.
6.    No Modification Without Writing. This Agreement may not be terminated or modified in any way nor can any right of KBS or REIT I or any obligation of GKK be waived or modified, except by a writing signed by KBS, REIT I and GKK.
7.    Severability. Each provision of this Agreement shall be interpreted so as to be effective and valid under applicable law, but if any provision of this Agreement shall in any respect be ineffective or invalid under such law, such ineffectiveness or invalidity shall not affect the remainder of such provision or the remaining provisions of this Agreement.
8.    Cumulative. The obligations of GKK hereunder are in addition to any other obligations it may now or hereafter have to KBS and/or REIT I, and shall not be affected in any way by the delivery to KBS or REIT I by GKK or any other indemnitor of any other indemnity, or any combination thereof. All rights and remedies of KBS and/or REIT I and all obligations of GKK under this Agreement are cumulative. In addition, KBS and REIT I shall have all rights and remedies available to it in law or equity for the enforcement of this Agreement.
9.    Effect of Delay or Action. No delay by KBS or REIT I in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by KBS or REIT I of any right or remedy shall preclude any other exercise thereof or the exercise of any other right or remedy. No action of KBS or REIT I permitted hereunder shall in any way impair or otherwise affect any right of KBS or REIT I or obligation of GKK under this Agreement.
10.    Governing Law; Consent to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the substantive law of the State of New York without regard to the application of choice of law principles. Each of the parties hereto consents to the jurisdiction of any state or federal court located within New York in any suit, action or proceeding brought under or arising out of this Agreement (and further agree not to assert or claim that such venue is inconvenient or otherwise inappropriate or unsuitable).
11.    WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS THAT IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION ARISING IN ANY WAY IN CONNECTION WITH THIS AGREEMENT AND THE PURCHASE AGREEMENT TO THE EXTENT NOW OR HEREAFTER PERMITTED BY APPLICABLE LAW.
12.    Enforcement on Behalf of Indemnified Parties. KBS and REIT I shall each have the right to enforce the terms and provisions of this Agreement by and on behalf of themselves and the Indemnified Parties.
13.    Successors and Assigns. No party hereto shall have the right to transfer or assign any of its rights or obligations under this Agreement without the prior written consent of all other parties hereto. Subject to the foregoing, this Agreement shall be continuing, irrevocable and binding on GKK and its respective heirs, trustees, personal representatives, successors and assigns and shall inure to the benefit of KBS, REIT I and their respective successors and permitted assigns.
14.    Counterparts. This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original and all of which together shall constitute a single instrument.

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Agreement as of the date and year first above written.
[Signature Page to Follow]

“GKK”

GRAMERCY CAPITAL CORP.,
a Maryland corporation

By:
Name: Allan B. Rothschild
Title:	Senior Vice President

“KBS”
KBS ACQUISITION SUB-OWNER 2, LLC,
a Delaware limited liability company

By:    KBS ACQUISITION SUB, LLC,
a Delaware limited liability company,
its sole member

By:    KBS ACQUISITION HOLDINGS, LLC,
a Delaware limited liability company,
its sole member

By:    KBS GKK PARTICIPATION HOLDINGS I, LLC,
a Delaware limited liability company,
its sole member

By:    KBS DEBT HOLDINGS, LLC,
a Delaware limited liability company,
its sole member

By:    KBS LIMITED PARTNERSHIP,
a Delaware limited partnership,
its manager

By:    KBS REAL ESTATE INVESTMENT TRUST, INC.,
a Maryland corporation,
its sole general partner

By:
David E. Snyder,
Chief Financial Officer
"REIT 1"

KBS Real Estate Investment Trust, Inc.

By:
Name:
Title:
Date:

CC DRAFT August 16, 2012

EXHIBIT G-1

Form Stockholder Agreement

(Attached)

STOCKHOLDER AGREEMENT

This STOCKHOLDER AGREEMENT (this “Agreement”), dated as of August [•], 2012, is entered into by and between Gramercy Capital Corp., a Maryland corporation (the “Company”), and KBS Acquisition Sub-Owner 2, LLC (the “Stockholder”), a Delaware limited liability company.
WHEREAS, concurrently with the execution of this Agreement, the Stockholder and BBD1 Acquisition LLC, a Delaware limited liability company, are entering into an Agreement for Sale of Membership Interests, dated as of the date hereof (in the form attached as Exhibit A hereto, the “Purchase Agreement”), pursuant to which, inter alia, the Company agreed to issue and sell, and the Stockholder agreed to purchase 2,000,000 shares of Common Stock, par value $0.001 per share, 2,000,000 shares of Class B-1 Common Stock, par value $0.001 per share, and 2,000,000 shares of Class B-2 Common Stock, par value $0.001 per share, for a purchase price of $2.50 per share, for an aggregate purchase price of $15,000,000.00 (such shares being referred to herein collectively as the “Shares” and, for the avoidance of doubt, all references herein to the Stockholder’s Shares shall include not only all the Shares stated above, but also all additional shares of capital stock of the Company that are owned directly or indirectly by the Stockholder, subject in all cases to Transfers of such Shares that have been made to Permitted Transferees to the extent permitted by and in accordance with Section 2(a)).
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree as follows:
1.    Voting of Shares. Unless otherwise requested by the Company, the Stockholder covenants and agrees that, until the termination of this Agreement in accordance with the terms hereof, at any meeting of the stockholders of the Company, however called, and in any action by written consent of the stockholders of the Company, the Stockholder will, if a meeting is held, appear at the meeting, in person or by proxy, or otherwise cause its Shares to be counted as present thereat for purposes of establishing a quorum and will at a meeting, if one is held or otherwise if consents are solicited, vote or consent to, or cause to be voted or consented to, all of the Shares, in accordance with the recommendation or direction of the Company’s Board of Directors. The Stockholder further agrees until the termination of this Agreement in accordance with its terms, not to commit or agree to take any action inconsistent with the foregoing prior to such termination. For the avoidance of doubt, subject to Section 2 hereof, the Stockholder shall retain at all times the right to vote the Stockholder’s Shares in the Stockholder’s sole discretion and without any other limitations on those matters other than those set forth in this Section 1 that are at any time or from time to time presented for consideration to the Company’s stockholders generally.
2.    Transfer of Shares.
(a)    The Stockholder covenants and agrees that, until the earlier of [February] [•], 2013 and termination of this Agreement in accordance with its terms, without the written consent of the Company, the Stockholder will not directly or indirectly (i) subject to Section 2(c), sell, assign, transfer (including by merger or by operation of law), encumber, grant a participation in, gift-over, assign or otherwise dispose of, whether by liquidation, dissolution, dividend, distribution or otherwise (“Transfer”) any Shares or the Beneficial Ownership (as hereinafter defined) thereof, (ii) deposit any Shares into a voting trust or enter into a voting agreement or arrangement with respect to any Shares or the Beneficial Ownership thereof or grant or agree to grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement or (iii) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect Transfer of any Shares or the Beneficial Ownership thereof, except, in each case under clause (i) and clause (iii), to a Permitted Transferee. For purposes of this Agreement, “Beneficial Ownership” and “Beneficially Owned” shall have the meaning given to such term in Rule 13d-3 under the Exchange Act (disregarding the reference to “within 60 days” in Rule 13d-3(d)(1)(i)). As used herein, a “Permitted Transferee” shall mean a Person that before such action

1	NTD: Six months after issuance of the Common Stock to KBS.

proposed under Section 2(a)(i) or Section 2(a)(iii) occurs, is (x) the Company, or (y) any Affiliate of the Stockholder who, upon such Transfer, becomes a party to this Agreement and agrees in writing, in form and substance to the reasonable satisfaction of the Company, to be bound as a Stockholder under this Agreement and has not violated this Agreement. In connection with any Transfer of Shares to a Permitted Transferee, the transferring Stockholder may transfer its rights and obligations under this Agreement to the Permitted Transferee, but the transferring Stockholder shall remain liable for all breaches of such obligations whenever occurring.
(b)    Notwithstanding anything in this Agreement to the contrary, the Stockholder may enter into any contract, option, swap or other agreement or arrangement, grant a participation in, and pledge and encumber the Shares thereunder in connection with any bona fide lending, hedging or other financing or derivative transaction or arrangement (a “Permitted Transaction”); provided, that the Stockholder retains the right to vote or consent to, or cause to be voted or consented to, all Shares as provided in Section 1 during the term of such Permitted Transaction. Notwithstanding the foregoing, nothing in this Agreement shall be deemed to prohibit the Stockholder or any Permitted Transferee from pledging their direct or indirect interests in any Shares as security for a loan contracted by the Stockholder, such Permitted Transferee or any Affiliate thereof, or to prohibit any Pledgee thereof from exercising its rights under or in connection with such pledge.
3.    Reasonable Efforts to Cooperate.
The Stockholder will, upon receipt of reasonable advance notice by the Company, without further consideration, provide as promptly as reasonably practicable any customary information reasonably requested by the Company that is necessary for any regulatory application or filing made or approval sought in connection with the transactions contemplated by this Agreement or the Purchase Agreement (including filings with the SEC or any other Governmental Entity).
(a)    The Stockholder hereby consents to the publication and disclosure in the Company’s proxy statement, statements of beneficial ownership filed by the Company and its Affiliates (and any other documents or communications provided by the Company to any Governmental Entity or to security holders of the Company) of the Stockholder’s identity and Beneficial Ownership of the Shares and the nature of the Stockholder’s commitments, arrangements and understandings under and relating to this Agreement; provided, however, that the Stockholder shall have the opportunity to review such disclosure prior to its publication in the Company’s proxy statement or such other document or communication, and no information relating to the Stockholder shall be published in the Company’s proxy statement, such other document or communication without the approval of the Stockholder (such approval not to be unreasonably withheld or delayed).
(b)    The Stockholder agrees, while this Agreement is in effect, to notify the Company promptly in writing of the number of additional Shares, any options to purchase Shares or other securities of the Company acquired by the Stockholder, if any, after the date hereof (and, for the avoidance of doubt, the Stockholder agrees that any such additional shares shall be, for all purposes of this Agreement, “Shares”).
(c)    While this Agreement is in effect, the Stockholder shall use commercially reasonable efforts to take, or cause to be taken, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things reasonably necessary to carry out the intent and purposes of this Agreement.
4.    Standstill. The Stockholder agrees that, for a period of 18 months from the date hereof, the Stockholder will not, and will not cause or permit any of its directors, officers, partners, employees, representatives, financial, legal, accounting and other advisers and agents, including persons who after the date of this Agreement cease to be within one of the foregoing categories (collectively, “Representatives”) or affiliates or associates (as such terms are defined in Rule 12b-2 under the

Exchange Act) to (i) directly or indirectly acquire, or offer, propose or agree to acquire, any securities, debt obligations or assets (or any interests therein) of the Company or any of its subsidiaries or any rights or options to acquire any such securities, debt obligations or assets (for purposes hereof, “securities” shall include, without limitation, (x) all rights to acquire securities pursuant to the exercise of any rights in connection with any option, warrant, convertible or exchangeable security or any agreement, regardless of when such rights may be exercised and whether they are conditional, and (y) any economic interest relating to securities, including without limitation, pursuant to a cash settled option or other derivative security, contract or instrument in any way related to the price of the underlying security), (ii) participate in the solicitation of proxies, or seek to influence the vote of any person, regarding any securities or debt obligations of the Company or any of its subsidiaries, (iii) engage, or offer, propose or agree to engage, in any merger or other business combination or acquisition transaction or any tender or exchange offer, recapitalization, restructuring, reorganization, or any purchase or sale of any material amount of assets or equity or debt securities or other indebtedness of or regarding the Company or any of its subsidiaries, (iv) seek or propose to influence or control the Company’s management or policies, including the management and policies of its subsidiaries, (v) advise, assist, encourage, finance or invest in any person in connection with any of the foregoing, (vi) disclose any plan, intention or proposal to do any of the foregoing, (vii) make any communications with the Company or its Representatives that could require the Company to make any public announcement or (viii) make any request to waive or amend any provision of this agreement or to permit you to take any action specified herein, in each case without the prior written approval of the Company. Nothing in this paragraph shall be deemed to prevent the Stockholder’s Representatives from engaging, in the ordinary course of business, in brokerage, asset management, trust, underwriting, market making and other similar financial services ordinary course business activities involving securities of the Company.
5.    Representations and Warranties.
(a)    The Stockholder hereby represents and warrants to the Company as of the date hereof as follows:
(1)    Ownership of Shares. The Stockholder (i) is the sole owner of record and has Beneficial Ownership of all of the Shares, free and clear of any and all liens, claims, security interests, options, rights or other encumbrances whatsoever on title or transfer (other than those imposed under the federal securities laws, this Agreement or any Permitted Transaction), (ii) has sole voting power with respect to all of such Shares and has not entered into any voting agreement or voting trust with respect to any such Shares and has not granted a proxy, a consent or power of attorney with respect to such Shares and, so long as this Agreement is in effect, will not grant any such proxies, consents and powers of attorney with respect to such Shares that would violate this Agreement and (iii) does not own of record or beneficially, any shares of capital stock of the Company or right to acquire such shares other than the Shares.
(2)    Due Organization. The Stockholder is an entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization.
(3)    Power, Binding Agreement. The Stockholder has the requisite power and authority to enter into and perform all of its obligations under this Agreement and no further proceedings or actions on the part of the Stockholder are necessary to authorize the execution, delivery or performance by the Stockholder of this Agreement or the consummation by the Stockholder of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Stockholder and constitutes a valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, except that enforceability may be subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors rights generally and to general principles of equity.
(4)    No Conflicts. The execution and delivery of this Agreement by the Stockholder does not, and the consummation of the transactions contemplated hereby by the Stockholder will not, result in any breach or violation of, require any consent under, be in conflict with or constitute a default (whether with notice of lapse of time or both) under any mortgage, bond, indenture, agreement, instrument, obligation or Law to which the Stockholder is a party or by which the Stockholder or its Shares are bound, except for any such breach, violation, conflict or default which, individually or in the aggregate, would not in any material respect impair, delay or adversely affect the Stockholder’s ability to perform its obligations under this Agreement.
(5)    Consents. No consent of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to the Stockholder in connection with the execution and delivery of this Agreement or the compliance by the Stockholder with the provisions of this Agreement, except for (i) filings with the SEC of such reports under the Exchange Act as may be required in connection with this Agreement, and (ii) such other items and consents the failure of which to be obtained or made, individually or in the aggregate, would not in any material respect impair, delay or adversely affect the Stockholder’s ability to perform its obligations under this Agreement.
(b)    The Company hereby represents and warrants to the Stockholder as of the date hereof as follows:
(1)    Due Organization. The Company is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization.
(2)    Power, Binding Agreement. The Company has the requisite power and authority to enter into and perform all of its obligations under this Agreement and no further proceedings or actions on the part of the Company are necessary to authorize the execution, delivery or performance by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that enforceability may be subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors rights generally and to general principles of equity.
(3)    No Conflicts. The execution and delivery of this Agreement by the Company does not, and the consummation of the transactions contemplated hereby by the Company will not, result in any breach or violation of, require any consent under, be in conflict with or constitute a default (whether with notice of lapse of time or both) under any mortgage, bond, indenture, agreement, instrument, obligation or Law to which the Company is a party or by which the Company is bound, except for any such breach, violation, conflict or default which, individually or in the aggregate, would not in any material respect impair, delay or adversely affect the Company’s ability to perform its obligations under this Agreement.
(4)    Consents. No consent of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to the Company in connection with the execution and delivery of this Agreement or the compliance by the Company with the provisions of this Agreement, except for (i) filings with the SEC of such reports under the Exchange Act as may be required in connection with this Agreement, and (ii) such other items and consents the failure of which to be obtained or made, individually or in the aggregate, would not in any material respect impair, delay or adversely affect the Company’s ability to perform its obligations under this Agreement.
6.    Legend. The Stockholder hereby acknowledges and agrees that each of the certificates representing the Shares held by the Stockholder shall be subject to stop transfer instructions and shall include the following legend:
The Shares represented by this Certificate have not been registered under the Securities Act of 1933, as amended, and may be offered or sold only if registered under the Securities Act of 1933, as amended, or if an exemption from registration is available. These Shares are subject to certain limitations on transfer set forth in a stockholder agreement dated as of August [•], 2012, between Gramercy Capital Corp. and KBS Acquisition Sub-Owner 2, LLC including, but not limited to, restrictions on the sale, assignment, transfer (including by merger or by operation of law), encumbrance, granting of a participation in, gift-over, assignment or other disposition of, whether by liquidation, dissolution, dividend, distribution or otherwise. A copy of such agreement is on file with the Secretary of Gramercy Capital Corp.
Within five business days after receipt by the Company of a demand by the Stockholder, the Company agrees to (i) terminate stop transfer instructions and remove all but the first sentence of the above legend after the term of this Agreement and (ii) remove the first sentence of the above legend if the Company is furnished an opinion of counsel reasonably satisfactory to the Company that such Shares may be freely transferred under applicable securities laws.
Promptly upon the acquisition by the Stockholder of any Shares other than pursuant to the Purchase Agreement, the Stockholder shall surrender the certificates representing such Shares to the Company and the Company shall place the last two sentences of the foregoing legend on such certificates and thereafter reissue such certificates to the Stockholder.
7.    Term. This Agreement shall remain in full force and effect for as long as the Stockholder continues to own any Shares of the Company.
8.    Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.
9.    Miscellaneous.
Definitions. For purposes of this Agreement, the following terms have the respective meanings set forth below:
“Affiliate” of any person means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first-mentioned person.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Governmental Entity” shall mean any municipal, local, state or federal government or governmental authority or by any United States or state court of competent jurisdiction.

“Laws” shall mean any order, writ, injunction, decree, statute, ordinance, requirement, rule or regulation applicable to the Stockholder or any of its subsidiaries or any of their respective properties or assets.

“Person” means an individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d) of the Exchange Act).

“Pledgee” shall mean any lender who has made a loan to the Stockholder or any Permitted Transferee or any Affiliate thereof and to whom either the Stockholder, any Permitted Transferee or Affiliate thereof has pledged their direct or indirect interests in any Shares as security for such loan.

“SEC” means the United States Securities and Exchange Commission.

(1)    Entire Agreement. This Agreement constitutes the entire agreement and supersedes any and all other prior agreements and undertakings, both written and oral, among the parties hereto, or any of them, with respect to the subject matter hereof and is not intended to confer upon any Person, other than the Company and the Stockholder, any rights or remedies hereunder. This Agreement may not be amended, modified or rescinded except by an instrument in writing signed by each of the parties hereto; provided, that the Company may waive compliance by any other party with any representation, agreement or condition otherwise required to be complied with by any such party under this Agreement or release any other party from its obligations under this Agreement, but any such waiver or release shall be effective only if in writing and executed by the Company.
(2)    Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, then all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the maximum extent possible.
(3)    Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MARYLAND WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF LAW OF ANY OTHER JURISDICTION.
(4)    Counterparts and Signature. This Agreement may be executed in one or more counterparts, and by the different parties in separate counterparts, each of which when executed shall be deemed to be an original, but all of which shall constitute one and the same agreement. This Agreement may be executed and delivered by facsimile or other electronic or portable document format (pdf) transmission.
(5)    Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date of receipt and shall be delivered personally or mailed by registered or certified mail (postage prepaid, return receipt requested), sent by overnight courier or sent by facsimile, to the parties at the following addresses or facsimile numbers (or at such other address or facsimile number for a party as shall be specified by like notice):
i.    if to the Stockholder:

KBS Acquisition Sub-Owner 2, LLC
c/o KBS Capital Advisors LLC
620 Newport Center Drive, Suite 1300
Newport Beach, CA 92660
Attention: [•]
Facsimile: [949-417-6520]

with a copy not constituting notice to:

Greenberg Traurig, LLP
3161 Michelson Drive, Suite 1000
Irvine, CA 92612
Attention: [•]
Facsimile: [949-732-6501]

ii.    if to the Company to:

Gramercy Capital Corp.
420 Lexington Avenue
New York, New York 10170
Attention: Edward J. Matey Jr.
Facsimile: 212-297-1090
with copies not constituting notice to:
Clifford Chance US LLP
31 West 52nd Street
New York, New York 10019
Attention: Larry P. Medvinsky
Facsimile: 212-878-8375

(6)    Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties, and any such assignment or delegation without such prior written consent shall be null and void, except that the Company may assign this Agreement to any direct or indirect wholly owned subsidiary of the Company without the consent of the Stockholder (provided that the Company shall remain liable for all of its obligations under this Agreement) and the Stockholder may assign this Agreement to the extent permitted by, and in accordance with, Section 2(a). Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns.
(7)    Interpretation. When reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement, unless otherwise indicated. The headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” No summary of this Agreement prepared by the parties shall affect in any way the meaning or interpretation of this Agreement.
(8)    Submission to Jurisdiction. Each of the Company and the Stockholder hereby irrevocably and unconditionally consents to submit to the sole and exclusive jurisdiction of the courts of the State of Maryland or any court of the United States located in the State of Maryland (the “Maryland Courts”) for any litigation arising out of or relating to this Agreement, or the negotiation, validity or performance of this Agreement, or the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the Maryland Courts and agrees not to plead or claim in any Maryland Court that such litigation brought therein has been brought in any inconvenient forum. Each of the parties hereto agrees that service of process may be made on such party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service. Service made pursuant to the preceding sentence shall have the same legal force and effect as if served upon such party personally within the State of Maryland.

(9)    Waiver of Jury Trial. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREUNDER.
(10)    Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.
(11)    No Ownership Interest. Except as expressly set forth in this Agreement, nothing contained in this Agreement shall be deemed to vest in the Company any direct or indirect ownership or incidence of ownership of or with respect to, or pecuniary interest in, any Shares. All rights and ownership of and relating to, and pecuniary interest in, any Shares shall remain and belong to the Stockholder, and the Company shall not have any authority to exercise any power or authority to direct the Stockholder in the voting of any of the Shares, except as otherwise expressly provided in this Agreement.
[Remainder of page intentionally blank]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed individually or by its respective duly authorized officer as of the date first written above.

KBS ACQUISITION SUB-OWNER 2, LLC

By:
Name:
Title:

GRAMERCY CAPITAL CORP.

By:
Name:
Title:

EXHIBIT G-2

Form of Letter Agreement
(Attached)

WAIVER OF OWNERSHIP LIMITS

Gramercy Capital Corp.
420 Lexington Avenue
New York, New York 10170

________________, 2012

KBS Acquisition Sub-Owner 2, LLC
c/o KBS Capital Advisors LLC
620 Newport Center Drive, Suite 1300
Newport Beach, CA 92660

Re:	Share Ownership Limit

Reference is made to that certain Agreement for Sale of Membership Interests, dated as of August [16], 2012 (the "Agreement"), by and between Gramercy Capital Corp. (the "Company") and KBS Acquisition Sub-Owner 2, LLC ( "KBS"). Pursuant to the Agreement, among other things, the Company agreed to issue and sell, and KBS agreed to purchase 2,000,000 shares of the Company's Common Stock, $0.001 par value per share ("Common Stock"), 2,000,000 shares of Class B-1 Common Stock, $0.001 par value per share, and 2,000,000 shares of Class B-2 Common Stock, $0.001 par value per share (together, with the Common Stock and Class B-1 Common Stock, the "Common Shares"), which, upon purchase, together with the approximately [ ] shares of Common Stock already owned by KBS and its affiliates (together, the "KBS Common Shares"), will represent approximately [ ]% of the aggregate outstanding Common Shares. Except as otherwise indicated, capitalized terms not otherwise defined herein shall have the meanings given in the Agreement.
The Company has received your letter, dated August [ ], 2012 (the "Representation Letter"), making certain representations regarding the classification of KBS and the Beneficial Owners and Constructive Owners (as such terms or their correlatives are defined in the Company's Articles of Incorporation (the "Articles")) of the KBS Common Shares. Based upon the Representation Letter, the Company hereby advises you that an exception to the Ownership Limit (as such term is defined in the Articles) has been established for KBS equal to the number of KBS Common Shares immediately after the execution of the Agreement and reduced upon each subsequent sale, exchange, transfer or disposition by KBS of KBS Common Shares by the amount of KBS Common Shares sold, exchanged, transferred or otherwise disposed.
KBS shall be entitled to rely on the exceptions described herein unless any information contained in the Representation Letter is or becomes incorrect, or KBS fails to provide to the Company a bring-down representation letter, as described below.
Notwithstanding the foregoing, the ownership of the KBS Common Shares by KBS and the Constructively Owned Shares by KBS shall remain subject to the Ownership Limits imposed by the Articles to the extent that such ownership results in any "individual" (within the meaning of Section 542(a)(2) of the Internal Revenue Code of 1986, as amended (the "Code"), as modified by Section 856(h) of the Code) Beneficially Owning or Constructively Owning common stock or preferred stock of the Company in excess of the Ownership Limit or would otherwise cause the Company to fail to qualify as a real estate investment trust (a "REIT") under the Code. In addition, if KBS fails to provide to the Company, at the Company's request, within a reasonable period of time after such request by the Company, a bring-down representation letter setting forth the representations contained in the Representation Letter, the ownership of the KBS Common Shares by KBS and the Constructively Owned KBS Common Shares by KBS will be subject to the

Ownership Limits imposed by the Articles and may result in the application of the remedies set forth in Sections 2, 3, 4 and 7 of Article VII of the Articles with respect to any KBS Common Shares Beneficially Owned or Constructively Owned by KBS in excess of the Ownership Limit.

Nothing in this letter shall be deemed to grant any person, other than KBS, permission to own securities of the Company in excess of the Company's otherwise applicable Ownership Limit (as defined in the Articles).
Very truly yours,

GRAMERCY CAPITAL CORP.

By:
Name:
Title:

EXHIBIT H

Bank of America Form Estoppel

(Attached)

CC DRAFT August 16, 2012

ESTOPPEL CERTIFICATE

U.S. Bank National Association, as Trustee, as successor-in-interest to Bank of America, N.A., as successor by merger to Trustee for GMAC Commercial Mortgage Securities Inc., Mortgage Pass-Through Certificates Series 2003-C3, and its successors and assigns (“Lender”)
c/o Berkadia Commercial Mortgage LLC
118 Welsh Road
Horsham, PA 19044

FIRST STATES INVESTORS 5000A, LLC, and its successors and assigns ("Landlord")
c/o First States Group, L.P.
1725 The Fairway
Jenkintown, PA 19046

BBD1 HOLDINGS LLC, and its successors and assigns ("Company")
c/o Gramercy Capital Corp.
420 Lexington Avenue
New York, NY 10170

RE:	Lease Dated: Effective as of January 1, 2005

Landlord:	First States Investors 5000A, LLC, and its successors and assigns
Tenant:    Bank of America, N.A.

Ladies and Gentlemen:
As a tenant under the above-referenced Amended and Restated Master Lease Agreement, as amended or affected by that certain First Amendment to Amended and Restated Master Lease Agreement dated as of January 1, 2005, that certain Side Letter Agreement dated June 13, 2006, that certain Second Amendment to Amended and Restated Master Lease Agreement dated as of January 1, 2007, and that certain Memorandum of Understanding, dated as of October 7, 2008 (as further amended or affected, the "Lease"), Tenant hereby acknowledges for the benefit of Landlord, the current owner of the real property containing the Leased Premises (as defined in the Lease), the Lender which has made a loan (the “Loan”) secured by the above-referenced real property, the Company, and any future lender of the Company making a loan secured by the above-referenced real property ("Company Lender"), the truth and accuracy of the following statements pertaining to the Lease, to the best of Tenant's knowledge as of the date hereof, but subject to any matters that a physical inspection of the Leased Premises would disclose:
1.Tenant has accepted and is in full possession of the Leased Premises including all improvements, additions and alterations thereto required to be made by Landlord under the Lease. The Leased Premises is comprised of those properties identified on Schedule A attached hereto together with other areas more particularly described in the Lease Supplements, true and correct copies of which have previously been delivered to Landlord and Lender and the Company (the "Lease Supplements"). Additionally, Tenant is entitled to exclusive and non-exclusive use of the parking spaces in the parking facilities serving the subject buildings as set forth in the Lease Supplements. Notwithstanding the foregoing, Tenant has advised Landlord, Lender and the Company that, pursuant to the terms of that certain Third Amendment to Amended and Restated Agreement of Sale and Purchase dated June 30, 2003 and that certain side letter agreement dated June 30, 2003, among First States Investors 5000A, LLC, First States Investors 5000B, LLC and Bank of America, N.A. (the “Additional Documents”), a true and correct copy of which has been previously delivered to Landlord, Lender and the Company, Landlord and Tenant have agreed to review and modify the Lease Supplements to confirm the accuracy thereof and conformance to the terms and conditions of the Lease.
2.Tenant is not in default of its obligations under the Lease, is paying full rent stipulated therein with no offset, defense or claim of any kind and Tenant has not assigned, sublet, transferred or hypothecated its interest under the Lease.
3.Landlord is not presently in default under any of the terms, covenants or provisions of the

Lease, nor has any event occurred which with the passage of time and/or the giving of notice (if required by the Lease) would constitute an event of default under the Lease.

4.Landlord has satisfactorily complied with all of the requirements and conditions precedent to the commencement of the term of the Lease as specified in said Lease, including, without limitation, completion of any required tenant improvements. There are no unfunded tenant obligations of Landlord under the Lease.
5.The initial Annual Basic Rent payable by Tenant under the Lease is set forth on Schedule A attached hereto.
6.Except as provided in the Lease, there are no rent abatements or free rent periods now or in the future.
7.No rent (including expense reimbursements), other than for the current month, has been paid more than one (1) month in advance.
8.No security deposit has been paid by Tenant to Landlord under the Lease.
9.The Lease is for a term expiring on June 30, 2023. Tenant has options to renew the Lease as set forth in the Lease. Tenant does not have any right to renew, extend or terminate the term of the Lease except as expressly provided in the Lease.
10.Tenant hereby acknowledges that (i) the Lease is valid and enforceable in accordance with its terms against the Tenant, (ii) there have been no modifications or amendments to the Lease other than as disclosed in this Estoppel Certificate, (iii) the Lease and the Lease Supplements represent the entire agreement between the Landlord and the Tenant (subject to the terms of the Additional Documents), (iv) that it has no notice of prior assignments, hypothecation or pledge of rents or of the Lease except in connection with any prior financing by Landlord being repaid from the proceeds of the Loan, and (v) that notice of the assignment of Landlord's interest in said Lease may be given by mail, at the Leased Premises, or as otherwise directed herein or in the Lease.
11.A true and complete copy of the Lease (excluding the Lease Supplements) is attached hereto as Schedule B.
12.The execution and delivery of this Estoppel Certificate by Tenant does not require any consent, vote or approval which has not been given or taken.
13.This Estoppel Certificate may not be changed, waived or discharged orally, but only by an instrument in writing.
14.Except as expressly provided in the Lease, there are no purchase options under the Lease or other agreements giving Tenant any rights or options to purchase the Leased Premises and/or improvements, or a part thereof, on which the space covered by the Lease is located.
15.This Estoppel Certificate shall be binding upon the Tenant and shall inure to the benefit of the respective successors and assigns of Landlord, Lender, the Company and Company Lender.
16.This Estoppel Certificate shall not have the effect of modifying any provision of the Lease.
17.Capitalized terms not defined herein shall have the same meaning as set forth in the Lease.
This Estoppel Certificate is executed and delivered by the undersigned with the knowledge that Landlord, Lender, the Company and Company Lender, and their respective successors and assigns, will rely upon the statements and agreements contained herein and may rely hereon. If the loan secured by the above-referenced real property becomes the subject of a securitization, this Estoppel Certificate may also be relied upon by the credit rating agency, if any, rating the securities collateralized by the mortgage loan as well as any issuer of such securities, and any servicer and/or trustee acting in respect of such securitization.

DATED: as of _______________, 2012.

TENANT:
Witness:	BANK OF AMERICA, N.A.,
a national banking association

By:
Name:	Name:
Title:

CC DRAFT August 16, 2012

Schedule A [to Bank of America Form Estoppel]

Additional Information

(Attached)

Schedule B [to Bank of America Form Estoppel]

Lease

(Attach)

SCHEDULE 1
Organization Chart of Owner

(Attached)

BBD1

KBS REAL ESTATE INVESTMENT TRUST, INC.
CORPORATE STRUCTURE

KBS REAL ESTATE INVESTMENT TRUST, INC.,
a Maryland corporation

100%

KBS REIT HOLDINGS LLC,
a Delaware limited liability company

99% (GP)

1% (LP)

KBS LIMITED PARTNERSHIP,
a Delaware limited partnership

100%

KBS DEBT HOLDINGS, LLC,
a Delaware limited liability company

100%

100%

KBS ACQUISITION HOLDINGS, LLC,
a Delaware limited liability company

[EP-100%] 100%

KBS ACQUISITION SUB, LLC,
a Delaware limited liability company

[EP-100%] 100%

[EP-100%] 100%

FIRST STATES INVESTORS 5000A, LLC (DE)

GKK INDEPENDENCE SQUARE LOT, LLC (DE)

AFR DEFEASANCE POOL I, LLC (DE)

AFR DEFEASANCE POOL IA, LLC (DE)

[BBD1 LOAN]

5003- Camelback Uptwn-Mn, Phoenix, AZ
5004- Camelback-Bank Am, Phoenix, AZ
5005- Catalina-Bank Am, Phoenix, AZ
5006- Maricopa- Bank Ami, Phoenix, AZ
5007- McDowell- Bank Ame, Phoenix, AZ
5008- Mesa Main- Mn Bldr, Mesa, AZ
5009- South Mountain, Phoenix, AZ
5010- Auburn, CA
5011- Bixby- Atlantic, Long Beach, CA
5012- Calwa, Freso, CA
5013- Cedar & Shields, Fresno, CA
5014- Coronado Branch, Coronada, CA
5015- East Baskerfield, Bakersfield, CA
5016- East Compton Brnch Compton, CA
5017- El Segundo, CA
5021- Escondido Main, CA
5022- Fresno Proof/Vault, CA
5023- Gardena Main, CA
5024- Glendale Main, CA
5025- Inglewood Main, CA
5026- Inland Empire Cash, Ontario, CA [SP]
5027- Irvine Industrial, Newport Beach, CA
~~5029- Lake & Colorado Br, Pasadena, CA~~
5030- Lincoln Heights, Los Angeles, CA
5031- Long Beach Financial, CA [SP]
5032- Lynwood Branch, Lynwood, CA
5034- North Hollywood, CA
5035- North Sacramento, Sacramento, CA
5036- Oak Park Branch, Sacramento, CA
5037- Palmdale Branch, Palmdale, CA
5038- Pico-Vermont Branch, Los Angeles, CA
5039- Pomona Main, Pomona, CA
5040- Red Bluff Branch, Red Bluff, CA
5041- Redding Main Branch, Redding, CA
5042- Riverside Main, Riverside, CA
5043- Salinas Main Branch, Salinas, CA
5044- San Bernadino Main, CA

[BBD1 LOAN]

5045- Santa Barbara, CA
5046- Santa Maria Branch, CA
5047- Sepulveda, Mission Hills, CA
5048- Stockdale-Main, Bakersfield, CA
5049- Stockton Main Office, CA [SP]
5050- Sunnyvale Main, CA
5051- Torrance Sartori, CA
5053- Ventura Main Office, CA
5054- Whittier Office, CA
5055- Willow-Daisy Brch, Long Beach, CA
5056- Yuba City Branch, CA
5057- Century Park, Tampa, FL
5058- Clermont- Main Building, FL
5059- Cordova, Pensacola, FL [SP]
5062- Gulf to Bay- Main, Clearwater, Fl
5063- Hallandale Beach, FL [SP]
5064- Jacksonville #100, FL
5065- Jacksonville #200, FL
5066- Jacksonville #300, FL
5067- Jacksonville #400, FL
5068- Jacksonville #500, FL
5069- Jacksonville #600, FL
5070- Jacksonville #700, FL
5071- Jacksonville Daycr, FL
5072- Jacksonville Garag, FL
5073- Jacksonville Schl, FL
5074- Lighthouse Point, FL [SP]
5078- North Hialeah- Main Building, , FL
5079- Ocala Downtown, Ocala, FL [SP]
5080- Plaza, Stuart, FL
5081- Port Charlotte-Main Building, , FL
5083- San Jose- Main, Jacksonville, FL
5084- South Region TPC, Miami Lakes, FL
5086- Westshore Mall, Tampa, FL
5088- Winter Park, FL
5091- Bull Street, Savannah, GA
5095- Valdosta Main, GA [SP]

[BBD1 LOAN]

5096- Winder Main Building, GA [SP]
5098- Bank of America, Chicago, IL
5099- Mission, Overland Park, KS [SP]
5100- Penn St., Independence, KS [SP]
5101- Annapolis Church, MD
5102- Highlandtown, Baltimore, MD
5103- Columbia Facility-Main Building, MO
5104- Concord Village, St. Louis, MO
5105- Downtown Facility, Rolla, MO [SP]
5106- Florissant Facility, MO [SP]
5107- Hampton-Main, St. Louis, MO
5108- Independence Square, MO [SP]
5109- Lexington Facilty-Main , MO [SP]
5111- Oak Traffic, N. Kansas City, MO [SP]
5112- Richland Facility-Main Building, MO
5113- South Glenstone- Main, Springfield, MO
5114- West Sunshine-Main, Springfield, MO
5116- 525 N Tryon-Odell, Charlotte, NC
5117- Albuquerque Op Ctr, NM [SP]
5121- Admiral- Main Building, Tulsa, OK [SP]
5122- Muskogee Main, Muskogee, OK [SP]
5123- Aiken Main Office, Aiken, SC [SP]
5124- Murfreesboro Main, TN [SP]
5128- Carrollton-Mn Building, TX
5132- Fort Sam Hston-Main, San Antonio, TX
5134- Greenspoint, Houston, TX
5135- Mission Main Building, Mission, TX
5142- Old Hampton, Hampton, VA [SP]
5145- Aberdeen Building/BR, WA
5148- Bellingham, WA
5149- Bremerton, WA
5155- Richland-Main Building, WA
5156- Spokane Bankcard, WA
5157- University, Seattle, WA
5158- Walla Walla Main Building, WA

[BBD1 LOAN]

5094- Moultrie Main, Moultrie, GA [HFS]
5110- Mexico Facility, Mexico, MO [HFS]
5127- Brownwood- Main Building, TX [HFS]
5130- Denison, TX [HFS]
5131- Dumas Banking- Main, TX [HFS]
5133- Fort Worth East- Main, TX [HFS]
5136- Mount Pleasant, TX [HFS]
~~5138- Waco Main Building, TX [HFS]~~
5126-Aransas Pass, TX [HFS]

SCHEDULE 2
Additional Prorations

I.
Ground Rents. In addition to the Purchase Price and all other credits due Seller under this Agreement on the Closing Date, Seller shall receive from Company cash in an amount equal to the sum of all ground rents under all ground leases affecting any Property (including, without limitation, ground rent payments made to the City of Phoenix, Arizona) that have been paid prior to the Closing Date but are attributable to the period after the Closing Date.

II.
Letter of Credit. In addition to the Purchase Price and all other credits due Seller under this Agreement on the Closing Date, Seller shall receive from Company cash in an amount equal to $1,000,000, which is a portion of the $3,000,000 in cash collateral that is being held in connection with one of the Owner’s reimbursement obligations for a Letter of Credit that had been issued in favor of Bank of America, N.A.

III.	Tenant Note Receivable. Seller shall receive from Company as and when received by Company cash in an amount equal to $116,009, which relates to a note receivable to one of the Owners by Café Baci.

IV.
Prepaid Operating Costs and Expenses. In addition to the Purchase Price and all other credits due Seller under this Agreement on the Closing Date, Seller shall receive from Company cash in an amount equal to the sum of all operating costs and expenses related to the operating of the Property that have been paid prior to the Closing Date but are attributable to the period after the Closing Date.

SCHEDULE 3

Definitions

When used in this Agreement, the following capitalized terms shall have the following meanings:

“ADA” shall have the meaning set forth in Section 11.2.
“Additional Estoppel Certificate” shall have the meaning set forth in Section 5.8.
"Adjusted Purchase Price" shall have the meaning set forth in Section 3.2(b).
“AFRT” shall have the meaning set forth in Recital C.
“Agreement” shall have the meaning set forth in the initial paragraph of this Agreement.
“Amendments” shall have the meaning set forth in Section 6.1(b).
"Applicable Law" shall mean all statutes, laws, ordinances, rules, regulations, requirements, judgments, orders and decrees of any Governmental Authority.
“Assignment” shall have the meaning set forth in Section 6.1(a).
“B of A Estoppel Certificate" shall have the meaning set forth in Section 7.1(h).
“Back-up Guarantor” shall mean GKK or any other Person reasonably acceptable to the Mortgage Guarantors.
"Back-up Indemnity" shall mean the indemnity and contribution agreement by Back-up Guarantor in favor of the Mortgage Guarantors pursuant to which Back-up Guarantor indemnifies Mortgage Guarantors for their losses under the Mortgage Guaranty and the Mortgage Environmental Indemnity from and after the Closing.
"Business Day" shall mean any day other than a Saturday, Sunday or any other day on which banks are authorized to be closed in the State of New York.
“Cap Amount” shall have the meaning set forth in Section 4.2.1.
"Cap Excluded Amounts" shall have the meaning set forth in Section 4.2.1.
“CERCLA” shall have the meaning set forth in Section 12.2.
“Closing” shall have the meaning set forth in Section 1.1(b)(i).
“Closing Date” shall have the meaning set forth in Section 1.1(b)(iv).
"Closing Date Prorated Operating Costs” shall have the meaning set forth in Section 10.2.1.
"Commission" means the Securities and Exchange Commission.
"Common Stock" means the common stock of GKK, par value $0.001 per share.
“Company” shall have the meaning set forth in the initial paragraph of this Agreement.

“Contracts” shall have the meaning set forth in Recital E.
“Defeasance” shall have the meaning set forth in Section 4.3.2.
“Defeasance Security” shall have the meaning set forth in Recital F.
“Defeasance Securities Owner” shall have the meaning set forth in Recital A.
“Defeasance Securities Owner Operating Agreement” shall have the meaning set forth in Section 4.1(c).
“Deposit” shall have the meaning set forth in Section 3.2(a).
"Disclosed Environmental Matters" shall mean: BBD1-5066 – Jacksonville Ops – FLDEP – quarterly groundwater monitoring.
“Effective Date” shall have the meaning set forth in the initial paragraph of this Agreement.
“Entity Documents” shall have the meaning set forth in Section 4.1.
“Escrow Agreement” shall have the meaning set forth in Section 1.1(d).
“Escrow Holder” shall have the meaning set forth in Section 1.1(d).
"Excess Defeasance Securities Amount" shall have the meaning set forth in Section 4.6.2.
"Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Existing Title Policy” and "Existing Title Policies" shall have the meanings set forth in Section 4.2.3.
"Extended Scheduled Closing Date" shall have the meaning set forth in Section 1.1(b)(iii).
“Extension Deposit” shall have the meaning set forth in Section 1.1(b)(ii).
"Final Extended Closing Date" shall have the meaning set forth in Section 1.1(b)(iv).
“Financing Contingency Period” shall have the meaning set forth in Section 1.1(c).
“FSG” shall have the meaning set forth in Recital C.
“GKK” means Gramercy Capital Corp., a Maryland corporation, together with its successors and assigns.
“GKK Guarantee” shall have the meaning set forth in Section 15.22.
"Governmental Authority" and "Governmental Authorities" shall have the meaning set forth in Section 11.1(m).
“Hazardous Materials” shall have the meaning set forth in Section 12.2.
“Improvements” shall have the meaning set forth in Recital D.

“Independent Contract Consideration” shall have the meaning set forth in Section 3.4.
"Initial Scheduled Closing Date" shall have the meaning set forth in Section 1.1(b)(i).
“Interests” shall have the meaning set forth in Recital H.
“KBS Borrower” shall have the meaning set forth in Recital G.
“Leases” shall have the meaning set forth in Recital E.
"Legal Proceedings" shall have the meaning set forth in Section 11.01(k).
"Legend" shall have the meaning set forth in Section 11.1(n)(v).
"Lender Event" shall mean the New Mortgage Lender failing or refusing to fund and effectuate the New Mortgage Loan as the result of (i) an outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war occurs; (ii) a material disruption of the financial, banking or capital markets or the occurrence of any other calamity or crisis or any change in the financial, political or economic conditions in the United States or elsewhere; (iii) a general banking moratorium shall have been declared by federal or state authorities having jurisdiction or (iv) any act of God, strike, lockout, explosion, act of sabotage, riot, civil commotion or change in applicable laws or regulations or any other cause beyond the reasonable control of New Mortgage Lender.
"Lien" shall mean any mortgage, deed of trust or deed to secure debt, pledge, security interest, encumbrance, charge or other lien of any kind.
"Master Lease" shall mean Amended and Restated Master Lease Agreement dated as of January 1, 2005 between Bank of America, N.A. and First States Investors 5000A, LLC, as amended.
“Material Adverse Effect” shall have the meaning set forth in Section 12.1(h)(i).
“Material Title Matter” shall mean, with respect to any Real Property, any matter that could reasonably be expected to materially adversely effect the use or value of such Real Property.
“Mezz Lender” shall have the meaning set forth in Recital G.
“Mezz Loan” shall have the meaning set forth in Recital G.
"Mezz Loan Assignment Documents" shall mean the documentation required to cause the assignment of Mezz Lender's interest in the Mezz Loan to Seller, which documentation shall be reasonably negotiated and mutually acceptable to the parties, provided each of Seller and Company agrees Mezz Lender shall represent to Seller (in addition to other customary representations and warranties) that, at Closing, Mezz Lender is the sole owner of the Mezz Loan and that the Mezz Loan is subject to no Liens.
“Mortgage Environmental Indemnity” shall have the meaning set forth in Recital C.
“Mortgage Guarantors” shall have the meaning set forth in Recital C.
“Mortgage Guaranty” shall have the meaning set forth in Recital C.

“Mortgage Lender” shall have the meaning set forth in Recital C.
“Mortgage Loan” shall have the meaning set forth in Recital C.
“Mortgage Loan Agreement” shall have the meaning set forth in Recital C.
“Mortgage Loan Continuance” shall have the meaning set forth in Section 4.3.2(b).
“Mortgage Loan Documents” shall have the meaning set forth in Recital C.
“Mortgage Note” shall have the meaning set forth in Recital C.
“Mortgages” shall have the meaning set forth in Recital C.
"New Mortgage Debt" shall have the meaning set forth in Section 4.3.2(e).
"New Mortgage Lender" shall have the meaning set forth in Section 4.3.2(c).
“New Title Commitments” shall have the meanings set forth in Section 4.2.1.
“New Title Policy” or "New Title Policies" shall have the meanings set forth in Section 4.2.
“Opening of Escrow” shall have the meaning set forth in Section 3.2.1.
“Operating Agreements” shall have the meaning set forth in Section 4.1(c).
“Operating Costs” shall have the meaning set forth in Section 10.2.
“Owner Deposits” shall have the meaning set forth in Section 10.7.
“Owners” shall mean the Real Property Owners and the Defeasance Securities Owner.
“Parking Lot Property Owner” shall have the meaning set forth in Recital A.
“Parking Lot Property Owner Operating Agreement” shall have the meaning set forth in Section 4.1(b).
“Parking Lot Real Property” shall have the meaning set forth in Recital D.
“Parking Lot Real Property Improvements” shall have the meaning set forth in Recital D.
“Permitted Assignee” shall have the meaning set forth in Section 15.2(b).
“Permitted Exceptions” shall have the meaning set forth in Section 4.2.
"Person" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.
“Personal Property” shall have the meaning set forth in Recital E.
“Portfolio Property Owner” shall have the meaning set forth in Recital A.\
“Portfolio Property Owner Operating Agreement” shall have the meaning set forth in Section 4.1(a).

“Portfolio Real Property” shall have the meaning set forth in Recital B.
“Portfolio Real Property Improvements” shall have the meaning set forth in Recital B.
“Prohibited Person” shall have the meaning set forth in Section 12.1(d).
“Property” shall have the meaning set forth in Recital E.
"Property Manager" shall mean GKK Realty Advisors LLC, a Delaware limited liability company, pursuant to the terms of that certain Asset Management Services Agreement dated March 30, 2012, as amended.
“Purchase Price” shall have the meaning set forth in Section 3.1.
“Purchase Price Cash Payment” shall have the meaning set forth in Section 3.2.2.
“Real Property” shall have the meaning set forth in Recital D.
“Real Property Designee” shall have the meaning set forth in Section 15.2(c).
“Real Property Owners” shall have the meaning set forth in Recital A.
“REIT 1 Guarantee” shall have the meaning set forth in Section 15.22.
“Releasors” shall have the meaning set forth in Section 12.2.
“Rents” shall have the meaning set forth in Section 10.1.
“Required Approvals” shall have the meaning set forth in Section 12.1(h)(iv).
“Reserves” shall have the meaning set forth in Section 10.13.
“SEC Reports” shall have the meaning set forth in Section 12.1(h)(vii).
“Second Extension Deposit” shall have the meaning set forth in Section 1.1(b).
“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations thereunder.
“Seller” shall have the meaning set forth in the initial paragraph of this Agreement.
"Seller IL Tax Payment" shall have the meaning set forth in Section 10.8(b).
“Seller’s Warranties” shall have the meaning set forth in Section 11.2.
"Stockholder Agreement" shall have the meaning set forth in Section 6.1(l).
“Shares” shall mean the number of shares of Common Stock and shares of any other class of securities into which such securities may hereafter be reclassified or changed into, which is 6 million shares, the quotient of Fifteen Million Dollars ($15,000,000) divided by the share price of $2.50.
"Surviving Closing Obligations" shall have the meaning set forth in the final paragraph of Section 15.6.

"Surviving Termination Obligations" shall have the meaning set forth in the final paragraph of Section 15.6.
“Stock Certificates” shall have the meaning set forth in Section 6.2(e).
"Surviving Obligations" shall have the meaning set forth in Section 15.6.
“Title Company” shall have the meaning set forth in Section 1.1(e).
“Title Holder” shall have the meanings set forth in Section 4.2.
"To Company's Actual Knowledge" shall have the meaning set forth in Section 12.1.
"To GKK's Actual Knowledge" shall have the meaning set forth in Section 12.1.
“To Seller’s Actual Knowledge” shall have the meaning set forth in 11.1.
“Transfer of Interests” shall have the meaning set forth in Section 4.3.2.
“Update Certificate” shall have the meaning set forth in Section 6.1(f).
“Work Product” shall have the meaning set forth in Section 15.3.

Schedule 10.12 –2012 CapEx

JDE BU	Property Name	State	Project Description	YTD Total Spent	Budget	Remaining to Be Spent	Project Complete (Yes, No, or Cancelled)	Comments
5005	Phoenix Bankcard Buckeye Catalina	AZ	Fire life safety upgrade	-	295,375	295,375	No	Acquiring third bid for consultant.
5011	Bixby-Atlantic	CA	Roof replacement	-	64,585	64,585	No	Out to Bid
5024	Glendale Main	CA	Waterproofing and seal cracks on 2nd floor of Parking Garage.	-	165,000	165,000	No	Preparing to start engineering
5057	Century Park	FL	Elevator upgrade/modernization -	2,700	200,000	197,300	No	PSS for remainder of project is pending
5058	Clermont - Main Building	FL	Replace roof for main building	55,925	58,372	2,447	Yes	Close out pending, work is complete
5064	Jacksonville Operations Center	FL	Irrigation pump replacement	-	64,630	64,630	No	
5064	Jacksonville Operations Center	FL	Irrigation system replacement	-	106,750	106,750	No	
5081	Port Charlotte	FL	15 ton RTU replacement	-	27,000	27,000	No	
5084	South Region TPC	FL	Chiller replacements	149,670	215,000	65,330	No	One of three chillers are installed. Remainder of the chillers are to be installed beginning 2013. Remainder of this year's dollars are to provide down payment for second chiller.
5086	Westshore Mall	FL	Roof replacement	-	64,889	64,889	No	PSS approved work to begin in late Aug
5088	Winter Park	FL	Roof replacement	-	186,910	186,910	No	PSS approved work to begin in late Aug
5104	Concord Village	MO	Replace RTU	48,682	97,364	48,682	Yes	Project completed and final invoice submitted 7/18.
5149	Bremerton	WA	Roof replacement	-	75,000	75,000	No	Out to Bid
5084	South Region TPC	FL	Replace the Simplex Brand 4020 Fire Panel	-	50,542	50,542	No	
Totals				256,977	1,671,417	1,414,440

SCHEDULE 11.1
Seller's Disclosures

Seller is required to undertake certain filings with the Securities and Exchange Commission in connection with its entering into, and consummating, the transactions contemplated by the Agreement.

SCHEDULE 12.1
GKK's Disclosures

On April 1, 2011, GKK received a notice from the New York Stock Exchange indicating that GKK was not in compliance with the New York Stock Exchange listed company manual Section 802.01E due to a delay in the filing of GKK's annual report on Form 10-K for the fiscal year ended December 31, 2010. GKK filed its annual report on Form for the fiscal year ended December 31, 2010 on September 23, 2011. On October 11, 2011, the New York Stock Exchange acknowledged that GKK filed its delayed quarterly reports on Form 10-Q for the periods ended March 31, 2011 and June 30, 2011 on October 11, 2011, and effective October 12, 2011, GKK would be removed from the late filers' list.

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